                                                                    Exhibit 10.4


                    ALION SCIENCE AND TECHNOLOGY CORPORATION
                              1750 Tysons Boulevard
                                   Suite 1300
                             McLean, Virginia 22102

                 $20,343,435.37 12% Senior Subordinated Notes of
                    Alion Science and Technology Corporation
                              due December 20, 2008

                Warrants for 524,228.9 Shares of Common Stock of
        Alion Science and Technology Corporation (subject to adjustment)

                                 --------------

                  MEZZANINE NOTE SECURITIES PURCHASE AGREEMENT

                                 --------------

                                December 20, 2002

                                TABLE OF CONTENTS

                                                                                          PAGE
1.      DESCRIPTION OF ACQUISITION..........................................................2

2.      AUTHORIZATION OF SECURITIES; ETC....................................................2

3.      SALE AND PURCHASE OF SECURITIES.....................................................3

4.      CLOSING.............................................................................3

5.      CONDITIONS TO CLOSING...............................................................3

        5.1    Representations and Warranties Correct.......................................3

        5.2    Performance; No Default......................................................3

        5.3    Related Transactions.........................................................3

        5.4    Compliance Certificate.......................................................4

        5.5    Opinion of Counsel for the Company...........................................4

        5.6    Opinion of Counsel for the ESOP..............................................4

        5.7    Opinion of Your Special Counsel..............................................5

        5.8    Legal Investment; Certificate................................................5

        5.9    Sale and Purchase Not Forbidden by Law.......................................5

        5.10   Payment of Transactions Costs................................................5

        5.11   Proceedings and Documents....................................................5

        5.12   Existence and Authority of the Company.......................................5

        5.13   Private Placement Number.....................................................5

        5.14   Consents and Approvals.......................................................5

        5.15   Absence of Litigation, Orders, Etc...........................................5

        5.16   Blue Sky.....................................................................6

        5.17   Satisfactory Proceedings.....................................................6

        5.18   Waiver of Conditions.........................................................6

6.      REPRESENTATIONS AND WARRANTIES......................................................6

        6.1    Organization; Powers.........................................................6

        6.2    Authority, Execution and Delivery; Transaction Documents.....................6

        6.3    No Conflict; Governmental Consents...........................................7

        6.4    Financial Statements.........................................................8


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                                TABLE OF CONTENTS

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
        6.5    Taxes........................................................................8

        6.6    Litigation; Loss Contingencies...............................................9

        6.7    Subsidiaries; Capitalization.................................................9

        6.8    ERISA.......................................................................11

        6.9    Accuracy of Information.....................................................12

        6.10   Securities Activities.......................................................12

        6.11   Material Agreements.........................................................12

        6.12   Compliance with Laws........................................................13

        6.13   Assets and Properties.......................................................13

        6.14   Statutory Indebtedness Restrictions.........................................13

        6.15   Insurance...................................................................13

        6.16   [RESERVED]..................................................................13

        6.17   IITRI Acquisition and ESOT Transaction......................................13

        6.18   Environmental Matters.......................................................14

        6.19   Solvency....................................................................14

        6.20   Additional ESOP Provisions..................................................15

7.      USE OF PROCEEDS....................................................................16

8.      PREPAYMENT OF NOTES................................................................16

        8.1    Optional Prepayment With Premium of Notes...................................16

        8.2    Prepayment With Premium of the Notes at the Option of the Company
               upon a Qualified IPO........................................................17

        8.3    Prepayment With Premium of the Notes at the Option of Holders of Notes
               Upon a Change of Control....................................................18

        8.4    Allocation of Partial Prepayments of Notes..................................19

        8.5    Notice of Optional Prepayments of Notes.....................................19

        8.6    Maturity; Accrued Interest; Surrender, etc. of Notes........................19

        8.7    Purchase of Notes...........................................................20

        8.8    Payment on Non-Business Days................................................20

9.      SUBORDINATION OF NOTES AND SUBSIDIARY GUARANTEES...................................20

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                                TABLE OF CONTENTS

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                                                                                          PAGE
10.     REPORTING, AFFIRMATIVE AND NEGATIVE COVENANTS OF THE COMPANY.......................20

        10.1   Reporting...................................................................20

        10.2   Affirmative Covenants.......................................................26

        10.3   Negative Covenants..........................................................29

        10.4   Financial Covenants.........................................................41

11.     DEFINITIONS........................................................................45

        11.1   Definitions of Capitalized Terms............................................45

        11.2   Other Definitions...........................................................64

        11.3   Accounting Terms and Principles; Laws.......................................64

        11.4   Singular and Plural Forms; Accounting Terms.................................65

        11.5   References..................................................................65

12.     EVENTS OF DEFAULT; REMEDIES........................................................65

        12.1   Events of Default Defined; Acceleration of Maturity.........................65

        12.2   Suits for Enforcement, etc..................................................69

        12.3   No Election of Remedies.....................................................69

        12.4   Remedies Not Waived.........................................................70

        12.5   Application of Payments.....................................................70

13.     REGISTRATION, TRANSFER AND EXCHANGE OF SECURITIES..................................70

14.     REPLACEMENT OF SECURITIES..........................................................70

15.     APPOINTMENT OF DIRECTORS...........................................................70

16.     AMENDMENT AND WAIVER...............................................................71

17.     METHOD OF PAYMENT OF SECURITIES....................................................71

18.     EXPENSES; INDEMNITY................................................................72

19.     TAXES..............................................................................72

20.     COMMUNICATIONS.....................................................................72

21.     SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES, ETC........................73

22.     SUCCESSORS AND ASSIGNS; RIGHTS OF OTHER HOLDERS....................................73


                                TABLE OF CONTENTS

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
                                                                                          PAGE
23.     PURCHASE FOR INVESTMENT; ERISA.....................................................73

24.     ASSIGNMENT; RIGHT OF FIRST OFFER...................................................75

        24.1   Right of First Offer........................................................75

        24.2   Minimum Amount..............................................................76

        24.3   Company Pro Rata Offer to Purchase..........................................76

25.     GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL..................................78

26.     RULE 144A..........................................................................78

27.     MISCELLANEOUS......................................................................78

28.     CONFIDENTIAL INFORMATION...........................................................79

Schedule I              Schedule of holders
Schedule II             Bank Documents
Exhibit 2(a)            Form of Note
Exhibit 2(b)            Form of Warrant
Exhibit 2(d)            Form of Subsidiary Guarantee
Exhibit 5.3(a)          Form of Seller Note
Exhibit 5.3(b)          Outstanding Indebtedness
Exhibit 5.3(e)          Form of Rights Agreement
Exhibit 5.5             Opinion of Baker & McKenzie
Exhibit 5.6             Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
Exhibit 5.7             Opinion of McDermott, Will & Emery
Exhibit 6.3             Conflicts; Governmental Consents
Exhibit 6.4             Pro Forma Financial Statements
Exhibit 6.6             Disclosed Litigation
Exhibit 6.7             Subsidiaries
Exhibit 6.8(b)          Plan Events
Exhibit 6.15            Insurance
Exhibit 6.17            IITRI Acquisition and ESOT Transaction Conditions
Exhibit 6.18            Environmental Matters
Exhibit 7               Use of Proceeds
Exhibit 10.1(a)(iv)(a)  Form of Officers' Certificate
Exhibit 10.1(a)(iv)(b)  Form of Compliance Certificate
Exhibit 10.3(f)         Purchase Price Adjustments; Earn-Outs
Exhibit 11.1.1          Permitted Existing Contingent Obligations
Exhibit 11.1.2          Permitted Existing Indebtedness
Exhibit 11.1.3          Permitted Existing Investments
Exhibit 11.1.4          Permitted Existing Liens
Exhibit 11.1.5          ESOP Plan Documents
Exhibit 11.1.6          ESOT Transaction Documents

                    ALION SCIENCE AND TECHNOLOGY CORPORATION
                              1750 Tysons Boulevard
                                   Suite 1300
                             McLean, Virginia 22102


                                                               December 20, 2002

To each of the Holders named
on Schedule I attached hereto

Ladies and Gentlemen:

        ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation

(the "Company"), agrees with you as follows.  Certain terms used herein are defined in section 11.

1. DESCRIPTION OF ACQUISITION. The Company has agreed to acquire substantially all of the assets of IIT Research Institute, a not-for-profit Illinois corporation ("IITRI") for consideration of $117,100,000 (subject to certain adjustments as provided in the Asset Purchase Agreement) pursuant to the Acquisition Documents. In order to consummate the IITRI Acquisition, the holders have agreed to accept as a portion of the purchase price in Notes and Warrants of the Company on the terms and pursuant to the conditions set forth in this Agreement.

2.      AUTHORIZATION OF SECURITIES; ETC.

                (a) The Company has authorized the issue of its 12% Senior Subordinated Notes due December 20, 2008 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Notes") in the aggregate principal amount of $20,343,435.37. The Notes are to be substantially in the form of Exhibit 2(a) attached hereto.

                (b) The Company has authorized the issue of its warrants evidencing rights to purchase 524,228.9 shares of its Common Stock (subject to adjustment) (herein, together with any warrants issued in exchange therefor or replacement thereof, called the "Warrants"). The Warrants are to be substantially in the form of Exhibit 2(b) attached hereto.

                (c) Interest on the Notes shall accrue at 12% per annum computed on the actual number of days elapsed in any year (based on a year of twelve 30-day months and a 360 day year). The first installment of interest on the Notes is payable on March 31, 2003, and thereafter interest is payable on the Notes, quarterly in arrears on the last Business Day of March, June, September and December of each year, commencing March 31, 2003 and at maturity. In no event shall the amount paid or agreed to be paid by the Company as interest and premium on any Note exceed the highest lawful rate permissible under any law applicable thereto.

                (d) Each Material Subsidiary of the Company and each Person, if any, that hereafter becomes a Material Subsidiary of the Company shall unconditionally guarantee the

Notes and all other obligations of the Company and its Subsidiaries, if any, under the Operative Documents pursuant to separate guarantees, each substantially in the form of Exhibit 2(d) attached hereto (as amended, modified and supplemented from time to time, each a "Subsidiary Guarantee"; collectively the "Subsidiary Guarantees").

3. SALE AND PURCHASE OF SECURITIES. The Company will issue to you as consideration under the Asset Purchase Agreement and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein and in the other Operative Documents, you will accept from the Company, at the Closing specified in section 4, such Securities as are specified on that portion of Schedule I attached hereto as is applicable to you.

4. CLOSING. The closing of the sale and delivery of the Securities hereunder (the "Closing") shall take place at the office of Baker & McKenzie, Chicago, on December 20, 2002 (or such other date to which you may agree) (the "Closing Date"). At the Closing, the Company will deliver to you the Securities in the form of one or more Notes and Warrants, in such denominations and registered in such names as are specified on Schedule I attached hereto, and in each case dated and, in the case of each Note, bearing interest from, the Closing Date. If at the Closing the Company shall fail to tender the Securities to be delivered to you thereat as provided herein, or if at the Closing any of the conditions specified in section 5 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement or to close the acquisition transaction contemplated by the Acquisition Documents, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

5. CONDITIONS TO CLOSING. Your obligation to accept the Securities to be delivered to you hereunder at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

        5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company herein and in the other Operative Documents shall have been true and correct when made and shall be true and correct as of the time of the Closing (after giving effect to the transactions consummated at the Closing).

        5.2 PERFORMANCE; NO DEFAULT. The Company shall have performed all agreements and complied with all conditions contained herein and in the other Operative Documents required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing, no Default or Event of Default shall exist and no condition shall exist which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

        5.3 RELATED TRANSACTIONS.

                (a) The IITRI Acquisition shall have been consummated in accordance with the Acquisition Documents. No material term or condition of the Acquisition Documents shall have been amended, modified, supplemented or waived, other than as the same may be or may have been amended as of the Closing pursuant to the terms and conditions of the applicable Acquisition Document (true and correct copies of which have been or will be provided to you on or prior to Closing). The purchase price of the Acquired Business shall be paid at the time of the Closing as follows: (i) an aggregate of $56,000,000 shall be paid in cash in immediately available funds, (ii) an aggregate of $39,900,000 shall be paid by the issuance of the Seller Notes, each in the form of Exhibit 5.3(a) attached hereto, and (iii) an aggregate of $20,343,435.37 shall be paid by the issuance of the Notes hereunder. The terms of the Acquisition Documents shall be satisfactory to you in all material respects.

                (b) The debt and equity capitalization of the Company and each of its Subsidiaries shall be satisfactory to you in all material respects. Without limiting the generality of the foregoing, after giving effect to the IITRI Acquisition, as of the Closing, the Company shall not have any outstanding Indebtedness other than that evidenced by the Notes and that which is specified on Exhibit 5.3(b) attached hereto.

                (c) The Bank Documents shall have been executed and delivered and shall be in full force and effect. The Company shall have established pursuant thereto (i) a $25,000,000 five-year senior secured revolving credit facility, and (ii) a $35,000,000 five-year senior secured term loan facility. The terms of the Bank Documents, including, without limitation, those pursuant to which the Notes are subordinated to the Bank Secured Obligations, shall be satisfactory to you in all material respects.

                (d) The Organizational Documents of the Company and its Subsidiaries shall be satisfactory to you in all material respects.

                (e) You, the ESOP and each other holder of any Shares (or warrants or options therefor) issued by the Company shall have entered into a rights agreement in substantially the form of Exhibit 5.3(e) attached hereto (the "Rights Agreement"), the terms of which shall be satisfactory to you and which shall be in full force and effect.

                (f) You, the ESOP and the Company shall have entered into a Warrant in substantially the form of Exhibit 2(b) attached hereto, the terms of which shall be satisfactory to you and which shall be in full force and effect.

        5.4 COMPLIANCE CERTIFICATE. At the Closing, you shall have received an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in sections 5.1, 5.2 and 5.3 (a) and (c) have been fulfilled.

        5.5 OPINION OF COUNSEL FOR THE COMPANY. At the Closing, you shall have received opinions, dated the Closing Date, from Baker & McKenzie, counsel to the Company, in substantially the form of Exhibit 5.5 attached hereto.

        5.6 OPINION OF COUNSEL FOR THE ESOP. At the Closing, you shall have received an opinion, dated the Closing Date, from Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the ESOP, in substantially the form of Exhibit
5.6 attached hereto.

        5.7 OPINION OF YOUR SPECIAL COUNSEL. At the Closing, you shall have received an opinion, dated the Closing Date, from McDermott, Will & Emery, your special counsel, addressing such legal matters as you may reasonably request.

        5.8 LEGAL INVESTMENT; CERTIFICATE. Your acceptance of the Securities to be issued pursuant hereto shall be permitted under the laws and regulations of any jurisdiction to which you are subject (without resort to any provision of any such law permitting limited investments by you without restriction as to the character of the particular investment).

        5.9 SALE AND PURCHASE NOT FORBIDDEN BY LAW. The offer, issue, sale and delivery by the Company of the Securities to be issued pursuant hereto and your acceptance of such Securities at the Closing shall not be prohibited by and shall not subject you to any tax, penalty or liability under or pursuant to any law, statute, rule or regulation.

        5.10 PAYMENT OF TRANSACTIONS COSTS. The Company shall have paid in immediately available funds all fees, expenses and disbursements incurred by you at or prior to the time of the Closing (including reasonable fees and disbursements of your special counsel) in connection with the transactions contemplated by the Operative Documents to the extent and subject to the limitations provided in the Asset Purchase Agreement.

        5.11 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be satisfactory in substance and form to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or copies of such agreements, documents and instruments as you or they may reasonably request.

        5.12 EXISTENCE AND AUTHORITY OF THE COMPANY. On or prior to the Closing Date, you shall have received a certificate of good standing with respect to the Company and each Subsidiary Guarantor, certified copies of the Organizational Documents of the Company and each Subsidiary Guarantor, certified copies of the ESOP Plan Documents and the other Transaction Documents and evidence with respect to the authorization by the Company, each Subsidiary Guarantor, the ESOT and the ESOP of the transactions contemplated by this Agreement, the other Operative Documents and the other Transaction Documents.

        5.13 PRIVATE PLACEMENT NUMBER. On or prior to the Closing Date, Baker & McKenzie, special counsel for the Company, shall have duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau in order to obtain the requisite private placement numbers for the Notes and the Warrants.

        5.14 CONSENTS AND APPROVALS. All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, governmental bodies and non-governmental Persons required in order to consummate the transactions contemplated herein, in the Bank Documents, the Acquisition Documents, and the other Transaction Documents shall have been obtained or made and shall be in full force and effect.

        5.15 ABSENCE OF LITIGATION, ORDERS, ETC. There shall not be pending or, to the knowledge of the Company or its Subsidiaries, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Company or its Subsidiaries, or the respective assets or property of such Persons which seeks to enjoin or restrain any of the transactions contemplated herein, in the other Operative Documents, in the

Bank Documents, or the Acquisition Documents or which is reasonably likely to have a Material Adverse Effect. No order of any court, arbitrator or governmental body shall be in effect which purports to enjoin or restrain any of the transactions contemplated herein or which you reasonably believe in good faith could constitute a Material Adverse Effect.

        5.16 BLUE SKY. The Company shall have made all filings reasonably requested by you (if any shall be required) under applicable state securities laws necessary to consummate the issuance of the Notes and Warrants pursuant to this Agreement in compliance with such laws.

        5.17 SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, the Notes, the Warrants, the Bank Documents, the Acquisition Documents, and the other Transaction Documents, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

        5.18 WAIVER OF CONDITIONS. If the conditions specified in this section 5 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this section 5.18 shall operate to relieve the Company of its obligations hereunder or to waive any of your rights against the Company.

6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that as of the Closing (after giving effect to the transactions consummated at the Closing under the Transaction Documents, including, without limitation, the IITRI Acquisition):

        6.1 ORGANIZATION; POWERS. The Company and each of its Subsidiaries (a) is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

        6.2 AUTHORITY, EXECUTION AND DELIVERY; TRANSACTION DOCUMENTS.

                (a) Power and Authority. The Company and each of its Subsidiaries has the requisite power and authority to execute, deliver and perform this Agreement and the other Operative Documents, each of the Transaction Documents which are to be executed by it in connection with the IITRI Acquisition and the ESOT Transaction and which have been executed by it as required by the Bank Documents and (ii) to file the Transaction Documents which must be filed by it in connection with this Agreement and the other Operative Documents, the IITRI Acquisition or the ESOT Transaction or which have been filed by it as required by this Agreement, the other Operative Documents, the Bank Documents or otherwise with any Governmental Authority.

                (b) Execution and Delivery. The execution, delivery, performance and filing, as the case may be, of each of this Agreement and the other Operative Documents, and each of the other Transaction Documents which must be executed or filed by the Company or any of its Subsidiaries in connection with the IITRI Acquisition or the ESOT Transaction or which have been executed or filed as required by the Bank Documents or otherwise and to which the Company or any of its Subsidiaries is party, and the consummation of the transactions contemplated hereby and thereby, have been duly approved by the respective boards of directors and, if necessary, the stockholders of the Company and its Subsidiaries, and such approvals have not been rescinded. No other action or proceedings on the part of the Company or its Subsidiaries are necessary to consummate such transactions.

                (c) Transaction Documents. Each of this Agreement, the other Operative Documents and the other Transaction Documents to which the Company or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally), is in full force and effect, and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the holders pursuant to section 5.3 of this Agreement without the prior written consent of the Required Holders, and the Company and its Subsidiaries have, and, to the best of the Company's and its Subsidiaries' knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with in all material respects by such parties, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

        6.3 NO CONFLICT; GOVERNMENTAL CONSENTS. The execution, delivery and performance of each of this Agreement, the other Operative Documents and the other Transaction Documents to which the Company or any of its Subsidiaries is a party do not and will not (a) conflict with the Organizational Documents of the Company or any such Subsidiary, (b) (i) constitute a tortious interference with any Contractual Obligation of any Person (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Company or any such Subsidiary, or require termination of any Contractual Obligation of the Company or any such Subsidiary which, in the case of clause (ii), could be reasonably expected to have a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Company or any such Subsidiary, other than Liens permitted or created by the Transaction Documents, or (d) require any approval of the Company's or any such Subsidiary's board of directors or stockholders except such as have been obtained. Except as set forth on Exhibit 6.3 attached hereto, the execution, delivery and performance of each of the Transaction Documents to which the Company or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

        6.4 FINANCIAL STATEMENTS.

                (a) Pro Forma Financials. The combined, projected pro forma balance sheet, income statements and statements of cash flow of the Company and its Subsidiaries, copies of which are attached hereto as Exhibit 6.4, present on a pro forma basis the financial condition of the Company and such Subsidiaries as of such date, and reflect on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the IITRI Acquisition, the ESOT Transaction, the issuance of the Notes and the Seller Notes and the other transactions contemplated by this Agreement, the other Operative Documents and the Bank Documents, and the payment or accrual of all transaction costs payable on the Closing Date with respect to any of the foregoing. The projections and assumptions expressed in the pro forma financials referenced in this section 6.4(a) were prepared in good faith and represent management's opinion based on the information available to the Company at the time so furnished and, since the preparation thereof and up to the Closing Date, there has occurred no change in the business, financial condition, operations, or prospects of the Company or any of its Subsidiaries, or the Company and its Subsidiaries taken as a whole which has had or could reasonably be expected to have a Material Adverse Effect.

                (b) Audited Financial Statements. Complete and accurate copies of the audited financial statements and the audit reports related thereto of IITRI and its consolidated Subsidiaries as at September 30, 2001 and of the business and assets of IITRI to be acquired by the Company pursuant to the Asset Purchase Agreement as at September 30, 2001, and (ii) the unaudited financial statements of IITRI and its consolidated Subsidiaries as of September 30, 2002 and of the business and assets of IITRI to be acquired by the Company pursuant to the Asset Purchase Agreement as of September 30, 2002, have been delivered to the initial holders.

        6.5 TAXES.

                (a) Tax Examinations. All deficiencies which have been asserted against the Company or any of the Company's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised by any taxing authority in any such examination which, by application of similar principles, could reasonably be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Company's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to section 10.2(d), neither the Company nor any of its Subsidiaries anticipates any tax liability with respect to the years which have not been closed pursuant to applicable law.

                (b) Payment of Taxes. All tax returns and reports of the Company and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. The Company has no knowledge of any proposed tax assessment against the Company or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

                (c) Subchapter S Status. As of the Closing Date, the Company has executed and has caused all other Persons to execute the applicable election forms or other filings required to be made for purposes of the Company's election to be taxed as an "S corporation" as such term is defined in Section 1361 of the Code. Beginning with the Company's taxable year ending September 30, 2002, the Company was and as of the Closing Date remains taxable as an S corporation. The ESOT is not subject to tax imposed under the Code with respect to any item of income or loss of the Company or any Subsidiary of the Company.

        6.6 LITIGATION; LOSS CONTINGENCIES. Except as set forth in Exhibit 6.6 attached hereto (the "Disclosed Litigation"), there is no action, suit, proceeding, arbitration or, to the Company's knowledge, investigation before or by any Governmental Authority or private arbitrator pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries or any property of any of them. Neither any of the Disclosed Litigation nor any action, suit, proceeding, arbitration or investigation which has commenced on or prior to the Closing Date (a) challenges the validity or the enforceability of any material provision of the Transaction Documents or (b) has or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Company prepared and delivered pursuant to section 6.4(b) for the fiscal period during which such material loss contingency was incurred. Neither the Company nor any of its Subsidiaries is (x) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (y) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, neither the ESOP Fiduciary nor the ESOT Trustee has made any assertion with respect to the ESOP or the ESOT contrary to or inconsistent with the accuracy of any representation or warranty set forth in section 6.5(c) or section 6.19 that could reasonably be expected to have in a Material Adverse Effect.

        6.7 SUBSIDIARIES; CAPITALIZATION.

                (a) Exhibit 6.7(a) attached hereto (i) contains a description of the corporate structure of the Company or its Subsidiaries; and (ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Company and the direct and indirect Subsidiaries of the Company are qualified to transact business as a foreign corporation, and (B) the authorized, issued and outstanding shares of each class of Capital Stock of the Company and each of its Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis). Except for (i) mandatory redemption or repurchase of Capital Stock of the Company as a result of distributions by the ESOT to participants of the ESOP pursuant to the ESOP Plan Documents subsequent to their termination of employment with the Company or any Controlled Group member, (ii) the requirements of Section 401(a)(28) of the Code or any substantially similar Requirement of Law, (iii) the Incentive Arrangements disclosed on Exhibit 6.7(a), and the Warrants and the Seller Warrants, (iv) the put and call rights contained in the Warrants and the Seller Warrants, (v) the vesting provisions of the ESOP, or (vi) agreements otherwise disclosed on
Exhibit 6.7(a), none of the issued and outstanding Capital Stock of the Company or any of the Company's Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock except for the Warrants and the Seller Warrants and except as may be in effect from time to time with respect Incentive Arrangements. The outstanding Capital Stock of the Company and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock; and, except as provided in the Rights Agreement, the Warrants and the Seller Warrants, not subject to any preemptive right, right of first refusal or offer or similar right on the part of any other Person, and all of such Capital Stock has been (or will have been) offered and issued in accordance with all applicable laws. Except as set forth on Exhibit 6.7(a) attached hereto and except to the extent Persons may be deemed beneficial owners by virtue of familial relationships with a holder of Capital Stock or in connection with a trust established for the benefit of family members by a holder of Capital Stock, the owners of the Capital Stock indicated on Exhibit 6.7(a) attached hereto own the Capital Stock indicated on such exhibit free of any Lien, proxy, voting agreement, voting trust, stockholders agreement (other than the Rights Agreement) or similar agreement or restriction. Except as set forth on Exhibit 6.7(a) attached hereto, neither the Organizational Documents nor any other agreement, document or instrument binding on or applicable to the Company or any of its Subsidiaries or any of its stockholders contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by its board of directors or stockholders than that which would apply in the absence of such provision.

                (b) Except as provided in the Rights Agreement, the Warrants, the Seller Warrants and except as set forth on Exhibit 6.7(b) attached hereto (after giving effect to the consummation of the transactions consummated at the Closing under the Transaction Documents), (i) there are no outstanding securities convertible into or exercisable or exchangeable for any Capital Stock of the Company or any of its Subsidiaries and no outstanding agreements for the purchase from, or sale or issuance by, the Company or any of its Subsidiaries of any of their respective Capital Stock or any securities convertible into or exercisable or exchangeable for such Capital Stock; (ii) there are no agreements on the part of the Company or any of its Subsidiaries to issue, sell or distribute any of their respective Capital Stock, other securities or assets;
(iii) neither the Company nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of their respective Capital Stock or other securities or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no Person is entitled to any rights with respect to the registration of any Capital Stock or other securities of the Company or any of its Subsidiaries under the Securities Act (or the securities laws of any other jurisdiction).

                (c) The aggregate number of shares of Common Stock issuable upon exercise in full of the Warrants immediately after the Closing is 524,228.9, which, if then issued, would constitute 12.475% of the Common Stock (calculated assuming the conversion, exercise and exchange of all outstanding securities convertible into and exercisable or exchangeable for shares of Common Stock, including, without limitation, the Warrants and the Seller Warrants). The Company has reserved 524,228.9 shares of Common Stock solely for issuance upon exercise of the Warrants. The Company has adopted stock appreciation rights plan. The Company has not reserved any shares of Common Stock pursuant to the Company's stock appreciation rights plan.

        6.8 ERISA.

                (a) Plan Documents. The ESOP Plan Documents identified in
Exhibit 11.1.5 to this Agreement (each as may be amended from time to time as provided therein) are all of the material documents pursuant to which the ESOP and ESOT are maintained by the Company, or concerning the Company's obligations with respect to the ESOP and ESOT. The ESOT Transaction Documents identified in
Exhibit 11.1.6 to this Agreement (without any modifications or amendments thereto), together with the ESOP Plan Documents identified in Exhibit 11.1.5 to this Agreement (without any modifications or amendments thereto), are all duly adopted by the Company to the extent intended to be so adopted.

                (b) Plan Events. The representations and warranties in this section 6.8(b) are subject to the disclosures made on Exhibit 6.8(b) attached hereto. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Company nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. With respect to each Benefit Plan, Schedule B to the most recent annual report filed with the IRS with respect to such plan is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. As of the last day of the most recent prior plan year, the market value of assets under each Benefit Plan, other than any Multiemployer Plan, was not by a material amount less than the present value of benefit liabilities thereunder (determined in accordance with the actuarial valuation assumptions described therein). Neither the Company nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan of a material amount or (ii) incurred a material complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Company nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither the Company nor any member of the Controlled Group is required to provide security of a material amount to a Benefit Plan pursuant to Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as set forth on Exhibit 6.8(b), neither the Company nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA or any other arrangement which provides benefits to one or more employees, officers, directors, or consultants after termination of employment other than as required by Section 601 of ERISA or Section 4980(B) of the Code or applicable law and other than any such plan or arrangement with respect to which the Company and its Subsidiaries do not have any liability of a material amount. Each Plan is designed to be qualified under Section 401(a) of the Code as currently in effect, and each trust related to any such Plan is designed to be exempt from federal income tax under Section 501(a) of the Code as currently in effect. With respect to each Plan, the Company and each of its Subsidiaries, the ESOP Fiduciary and, to the best knowledge of the Company, the ESOT Trustee are in compliance in all material respects with the responsibilities, obligations and duties, if any, imposed on them by ERISA and the Code. Each Plan and Non-ERISA Commitment complies in all material respects in form, and has been administered in all material respects in accordance with its terms and, in accordance with all applicable laws and regulations, including but not limited to ERISA and the Code. There is no material action, suit or claim pending or threatened with respect to any Plan other than routine claims for benefits. There have been no and there is no non-exempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to subject the Company to material liability. Neither the Company nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $1,500,000. Neither the Company nor any Subsidiary is subject to any material liability under, or to the best of Company's knowledge, has any potential material liability under, Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Except as set forth on Exhibit 6.8(c), neither the Company nor any of its Subsidiaries has, by reason of the ESOT Transaction or any other transaction contemplated hereby, any obligation to make any payment to any current or former employee, director, officer or consultant pursuant to any Plan or Non-ERISA Commitment or any obligation to make any such payment at a time earlier than when it would be otherwise payable except for any payment to be made upon termination of employment. For purposes of this section 6.8(b), "material" means any amount, noncompliance or basis for liability which could reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $1,500,000.

        6.9 ACCURACY OF INFORMATION. The information, exhibits and reports (i) prepared by the Company and (ii) prepared by any other Person, in each case, furnished by or on behalf of the Company and any of its Subsidiaries to the holders in connection with the negotiation of, or compliance with, this Agreement and the other Operative Documents, the representations and warranties of the Company and its Subsidiaries contained in this Agreement and the other Operative Documents, and all certificates and documents delivered to the holders pursuant to the terms thereof, taken as a whole, do not contain, and with respect to the information, exhibits and reports identified in clause (ii) above, to the best of the Company's knowledge do not contain, as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

        6.10 SECURITIES ACTIVITIES. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock constitutes less than 25% of the value of the assets of the Company and its Subsidiaries.

        6.11 MATERIAL AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to any Contractual Obligation or subject to any charter or other corporate restriction which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. Except as set forth in Exhibit 6.11, neither the Company nor any of its

Subsidiaries has received notice or has knowledge that (a) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (b) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

        6.12 COMPLIANCE WITH LAWS. The Company and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        6.13 ASSETS AND PROPERTIES. The Company and each of its Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it and a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under section 10.3(c) of this Agreement. Substantially all of the assets and properties owned by, leased to or used by the Company and/or each such Subsidiary of the Company are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement, the other Operative Documents nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Company or such Subsidiary in and to any of such assets in a manner that would have or could reasonably be expected to have a Material Adverse Effect.

        6.14 STATUTORY INDEBTEDNESS RESTRICTIONS. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other foreign, federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

        6.15 INSURANCE. Exhibit 6.15 attached hereto accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective properties and assets and business of the Company and its Subsidiaries, specifying, for each such policy and program, (a) the amount thereof, (b) the risks insured against thereby, (c) the name of the insurer and each insured party thereunder, (d) the policy or other identification number thereof, (e) the expiration date thereof, and (f) any reserves relating to any self-insurance program that is in effect. Such insurance policies and programs reflect coverage that is reasonably consistent with prudent industry practice, and shall include, without limitation, property and liability (and, if appropriate, business interruption) insurance.

        6.16 [RESERVED].

        6.17 IITRI ACQUISITION AND ESOT TRANSACTION. As of the Closing Date and immediately prior to issuing the Notes:

                (a) The Asset Purchase Agreement and the ESOT Transaction Documents are in full force and effect, no material breach, default or waiver of any term or provision thereof by the Company or any of its Subsidiaries which are parties thereto or, to the best of the Company's knowledge, the other parties thereto, has occurred (except for such breaches, defaults and waivers, if any, consented to in writing by the Required Holders) and no action has been taken by any competent authority which restrains, prevents or imposes any material adverse condition upon, or seeks to restrain, prevent or impose any material adverse condition upon, the IITRI Acquisition or the ESOT Transaction;

                (b) The representations and warranties of the Company contained in the ESOT Stock Purchase Agreement are true and correct in all material respects; and

                (c) Except as set forth on Exhibit 6.17 attached hereto, all conditions precedent to, and all consents necessary to permit, the funding of the IITRI Acquisition and the ESOT Transaction have been satisfied or waived with the approval of the Required Holders (such approval not to be unreasonably withheld).

        6.18 ENVIRONMENTAL MATTERS.

                (a) Environmental Representations. Except as disclosed on
Exhibit 6.18 attached hereto:(i) the operations of the Company and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;(ii) the Company and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits; (iii) neither the Company, any of its Subsidiaries nor any of their respective present property or operations, or, to the Company's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Company or any of its Subsidiaries, any judicial, administrative or regulatory proceeding (including enforcement proceeding), order, judgment, decree, settlement or other agreement respecting: (A) any alleged or actual material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or (c) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment; (iv) there is not now, nor to the Company's or any of its Subsidiaries' knowledge has there ever been, on or in the property of the Company or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste or hazardous material storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material nor any improperly stored, handled or disposed of contaminant of any kind not maintained or operated in compliance with Environmental, Health or Safety Requirements of Law; and (v) neither the Company nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment. (b) Materiality. For purposes of this section
6.18 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $1,500,000.

        6.19 SOLVENCY. After giving effect to (a) the issuance of the Notes on the Closing Date under this Agreement, (b) the other transactions contemplated by the this Agreement, the other

Operative Documents and the other Transaction Documents, including the consummation of the ESOT Transaction and (c) the payment and accrual of all transaction costs with respect to the foregoing, the Company and its Subsidiaries taken as a whole are Solvent.

        6.20 ADDITIONAL ESOP PROVISIONS.

                (a) Organization and Powers. The ESOT has been duly organized and is a validly existing trust and has all the requisite powers and authority to execute and deliver the Transaction Documents which have been or are to be executed by it and to perform its obligations under and the transactions contemplated by the Transaction Documents. The execution and delivery by the ESOT of the Transaction Documents have been duly authorized and completed by all necessary actions of it and such executions and deliveries and the performance by it of its obligations under and the transactions contemplated by the Transaction Documents do not contravene any provision of law and the Transaction Documents which have been or are to be executed by it are legal, valid and binding obligations of it enforceable against it in accordance with the terms thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles other than general equitable principles as may be applicable to any non-exempt prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code. Each of such Transaction Documents is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the holders pursuant to Section 5.3 of this Agreement without the consent of the Required Holders (which consent shall not be unreasonably withheld), except to the extent such amendment, modification or waiver could not reasonably be expected to have a material adverse effect upon the holders or otherwise have a Material Adverse Effect (true and correct copies of which have been provided to you on or prior to the Closing). The ESOT has performed and complied with all the material terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by the ESOT, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

                (b) No Conflicts. The execution, delivery and performance of each of the Transaction Documents to which the ESOT is a party do not (i) conflict with the ESOP Plan Documents, (ii) conflict with any Requirement of Law, or (iii) require a registration with, consent or approval of, or notices to, or other action to, with or by any Governmental Authority, other than filings as required by section 10.2(l).

                (c) Assets of ESOP and ESOT. None of the assets of the Company constitute, for any purpose of ERISA or Section 4975 of the Code, assets of the ESOP or any other "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Code.

                (d) No Prohibited Transaction. No non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code has occurred with respect to the ESOP, and neither issuance of the Notes pursuant to this Agreement, the issuance of the Seller Notes, the loans under the Bank Credit Agreement nor the ESOT Transaction constitute or give rise to any such non-exempt prohibited transaction.

                (e) Qualification. The ESOP is qualified under Section 401(a) of the Code, and the ESOP is an employee stock ownership plan as defined in Section 4975(e)(7) of the Code.

                (f) ESOP Documents. The Company has provided each holder of Notes a complete and accurate copy of the ESOP Plan Documents pursuant to which the ESOP and ESOT are maintained by the Company, or which concern the Company's obligations with respect to the ESOP and ESOT, as of the Closing Date and the ESOT Transaction Documents as in effect on the Closing Date and the ESOP Plan Documents and the ESOT Transaction Documents are in full force and effect and have not been amended or modified.

                (g) Exempt Transaction. To the Company's knowledge, neither the issuance of the Notes or the Seller Notes is for any purpose of Section 406 of ERISA or Section 4975 of the Code a direct or indirect loan or other transaction between any holder of Notes or Seller Notes and the ESOT which, if it is assumed that any holder is a "party in interest" and a "disqualified person" (as defined in Section 3(14) of ERISA and Section 4975 of the Code), is a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code.

                (h) No Taxable Event. Neither the Company nor any of its Subsidiaries is or shall be subject to the tax imposed by Section 4978 of the Code with respect to any "disposition" by the ESOT of any shares of Capital Stock of the Company.

                (i) No Investigations. To the Company's knowledge, there is no investigation or review by any Governmental Agency, or action, suit, proceeding or arbitration, pending or concluded, concerning any matter with respect to the ESOP or ESOT relevant as to whether any representation set forth at section 6.5(c) or this section 6.20 was, or has or will at anytime become, inaccurate or breached or, if were to be made at any time prior to the satisfaction of all obligations under this Agreement and the other Operative Documents, would be inaccurate when made (other than in respect of (A) periodic requests to the IRS to issue a favorable determination letter to the effect that the ESOP is and continues to be a qualified plan and employee stock ownership plan and (B) Annual Reports (IRS Form 5500 Series) for the ESOP, and neither the ESOP Fiduciary nor, to the best knowledge of the Company, the ESOT Trustee, has made any assertion with respect to the ESOP or ESOT contrary to or inconsistent with the accuracy of any such representation which assertion could reasonably be expected to have a Material Adverse Effect.

7. USE OF PROCEEDS. The proceeds of the loans made on the Closing Date under the Bank Credit Agreement will be used by the Company to pay certain fees and expenses incurred in connection with the IITRI Acquisition, this Agreement and the Seller Notes and to partially fund the purchase price paid in the IITRI Acquisition, all as further specified on Exhibit 7 attached hereto.

8.      PREPAYMENT OF NOTES.

        8.1 OPTIONAL PREPAYMENT WITH PREMIUM OF NOTES.

                (a) At any time and from time to time after the second anniversary of the Closing Date, the Company may, at its option, upon notice as set forth in section 8.5, prepay all or any part (in an integral multiple of $500,000 and a minimum of $1,000,000 or such lesser principal amount thereof as shall then be outstanding) of the Notes, together with all accrued and unpaid interest thereon, upon the concurrent payment of a premium (a percentage of the principal amount so prepaid pursuant to this section 8.1) (the "Applicable Premium") applicable in accordance with the following table depending on the period in which the date fixed for such prepayment occurs:

If the Prepayment Occurs                                               Applicable Premium
------------------------                                               ------------------
From and after December 20, 2004 to and including December 19, 2005    6%
From and after December 20, 2005 to and including December 19, 2006    3%
From and after December 20, 2006 to and including December 19, 2007    1%
From and after December 20, 2007                                       0%

                (b) The Applicable Premium shall apply if, by reason of the occurrence of an Event of Default and acceleration of the maturity of the Notes, the principal amount of the Notes shall be prepaid, except that if such prepayment occurs on or before the second anniversary of the Closing Date, the Applicable Premium shall be deemed to be seven percent (7%).

        8.2 PREPAYMENT WITH PREMIUM OF THE NOTES AT THE OPTION OF THE COMPANY UPON A QUALIFIED IPO.

                (a) In connection with a Qualified IPO, the Company may, at its option, upon notice as set forth in section 8.5, prepay all or any part (in an integral multiple of $500,000 and a minimum of $1,000,000) of the Notes upon the concurrent payment of an amount equal to the Adjusted Applicable Premium if a Qualified IPO occurs on or before the second anniversary of the Closing Date and thereafter subject to payment of the Applicable Premium, provided that any prepayment of the Notes pursuant to this section 8.2 must be made concurrently with the closing of such Qualified IPO (such prepayment date being hereinafter referred to as the "Qualified IPO Closing Date"). Each notice pursuant to section 8.5 of a prepayment under this section 8.2 shall be accompanied by an Officers' Certificate certifying and demonstrating that this section 8.2 is being complied with in connection with such prepayment.

                (b) For purposes of this section 8.2:

                        (i) "Adjusted Applicable Premium" shall mean: (A) if the
                Investment IRR is equal to or greater than 25%, zero; (B) if the Investment IRR is less than 25%, such percentage as shall cause the Investment IRR (after giving effect to the payment of such amount) to be equal to 25%;

                        (ii) "Investment IRR" shall mean the internal per annum
                rate of return (compounded annually and determined in accordance with Agreement Accounting Principles as of the Qualified IPO Closing Date) earned on a combined basis by the holders of the Notes and Warrants on the $20,343,435.37 aggregate amount of Notes received on the Closing Date through the Qualified IPO Closing Date, but in any event (A) taking into account the payments (x) of principal, interest and premium and fees, if any, on the Notes and (y) on or in respect of the Warrants and Warrant Shares, if any, which were actually received prior to or concurrently with the Qualified IPO Closing Date, and (B) assuming (1) that the Notes are prepaid in full without premium (notwithstanding the provisions of this section 8 to the contrary) on the Qualified IPO Closing Date, and (2) that the holders of the Warrants and Warrant Shares receive on the Qualified IPO Closing Date a payment in respect of or in exchange for the Warrants and Warrant Shares equal to the aggregate number of Warrants and Warrant Shares then outstanding multiplied by the public offering price per Share (less all underwriting discounts and commissions);

                        (iii) "Qualified IPO" shall mean the consummation of one
                or more underwritten public offerings of the Company's Common Stock pursuant to an effective registration statement which results in gross aggregate proceeds to the sellers in such offerings of not less than U.S. $30,000,000 (excluding proceeds received in such offerings from "affiliates" of the Company, within the meaning of Rule 12b-2 of the SEC under the 34 Act (other than any holder of Notes) or the ESOP) and pursuant to which the Company obtains a listing for its shares on a United States national securities exchange, the Nasdaq National Market System, or an automated quotation system of nationally recognized standing

        8.3 PREPAYMENT WITH PREMIUM OF THE NOTES AT THE OPTION OF HOLDERS OF NOTES UPON A CHANGE OF CONTROL.

                (a) Within five Business Days following the date upon which an Authorized Officer of the Company first has knowledge that a Change of Control has occurred or executes a definitive written agreement with respect to an impending Change of Control, the Company shall give written notice of such Change of Control (a "Change of Control Notice") to each holder of a Note, which Change of Control Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this section 8.3 and the rights of the holders of Notes hereunder, (iii) contain an offer to prepay on a date, which shall be no more than 60 days and not less than 30 days after the date upon which an Authorized Officer of the Company first acquired knowledge of such Change of Control, the entire unpaid principal amount of the Notes held by such holder, together with interest thereon to the prepayment date and, together with the Change of Control Premium with respect to each Note prepaid (showing in such offer the amount of interest which would be paid on such prepayment date and the Change of Control Premium), and (iv) request such holder to notify the Company in writing by a stated date (a "Response Date"), which date is not less than 10 days prior to the prepayment date and not more than 30 days after such holder's receipt of the Change of Control Notice, of its acceptance or rejection of such prepayment offer. If a holder does not notify the Company on or before the

Response Date specified in the Change of Control Notice of such holder's acceptance of the prepayment offer contained therein, then the holder shall be deemed to have accepted such offer. On the date that the Change of Control Premium, if any, can be calculated, the Company shall notify each holder which has not rejected such prepayment offer by facsimile of the Change of Control Premium payable to such holder on the prepayment date, showing the Company's computation thereof in reasonable detail.

                (b) On the prepayment date specified in the Change of Control Notice, the entire unpaid principal amount of the Notes held by each holder of a Note who has accepted such prepayment offer, together with accrued and unpaid interest thereon to the prepayment date and together with the Change of Control Premium with respect to each such Note, shall become due and payable. Upon such payment by the Company in accordance with the provisions of this section 8.3(b), each such holder shall surrender the Notes held by it to the Company for cancellation and the Notes shall be deemed to be no longer outstanding and interest shall cease to accrue thereon.

                (c) The Company will promptly provide any holder of a Note with all information in the possession of the Company or any Subsidiary which such holder may reasonably request in order to enable such holder to evaluate the effect of a Change of Control on such holder's investment in the Notes.

                (d) Each notice from the Company pursuant to this section 8.3 shall make explicit reference to this section 8.3 and shall state that the right of any holders of the Notes to require prepayment of the Notes must be exercised by the Response Date.

                (e) The provisions of this section 8.3 are applicable to successive Changes of Control until the Notes are paid in full and no failure on the part of any holder to exercise any right under this section 8.3 arising on account of such Change of Control shall affect or impair any right of any holder of Securities under this Agreement or any of the other Operative Documents whether upon the occurrence of any other or any subsequent Change of Control or otherwise.

        8.4 ALLOCATION OF PARTIAL PREPAYMENTS OF NOTES. In the case of each partial prepayment of the Notes under section 8.1 and 8.2, the principal amount to be prepaid shall be allocated among all of the Notes at the time outstanding (excluding any Notes at the time owned by the Company or any of its Affiliates) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

        8.5 NOTICE OF OPTIONAL PREPAYMENTS OF NOTES. In the case of each prepayment under sections 8.1 and 8.2, the Company shall give written notice thereof to each holder of any Notes not less than 30 nor more than 60 days prior to the date fixed for such prepayment. Each such notice shall set forth: (a) the date fixed for prepayment; (b) the aggregate principal amount of Notes to be prepaid on such date; (c) the aggregate principal amount of Notes held by such holder to be prepaid on such date; and (d) the amount of the accrued interest and premium, if any, to be paid to such holder on such date (together with the calculation of such premium, which calculation shall be satisfactory to each holder of the Notes to be so prepaid).

        8.6 MATURITY; ACCRUED INTEREST; SURRENDER, ETC. OF NOTES. In the case of each prepayment of all or any part of any Note, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the premium, if any, due thereon. Any Note prepaid in full shall be marked "paid in full", surrendered to the Company at the Company's principal place of business promptly following prepayment and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

        8.7 PURCHASE OF NOTES. The Company will not, and will not permit any of its Affiliates to, directly or indirectly, purchase or otherwise acquire, or offer to purchase or otherwise acquire, any outstanding Notes except by way of payment or prepayment in accordance with the provisions of the Notes and this Agreement.

        8.8 PAYMENT ON NON-BUSINESS DAYS. If any amount hereunder or under the Notes shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

9. SUBORDINATION OF NOTES AND SUBSIDIARY GUARANTEES. Notwithstanding anything contained herein to the contrary, payments on the Notes and the Subsidiary Guarantees (if any), and the rights of the holders of the Notes and the Subsidiary Guarantees (if any), are subordinated to payments on, and the rights of the holders of, Senior Indebtedness (as defined in the Subordination Agreement set forth in clause (a) of the definition thereof), all as further provided in such Subordination Agreement. To the extent the Company is not a party to a Subordination Agreement, you agree to use reasonable efforts to promptly furnish to the Company a copy of such Subordination Agreement; provided the failure to provide such copy shall not result in any liability to any holder or otherwise effect the obligations of the Company or any Subsidiary under this Agreement or the other Operative Documents.

10. REPORTING, AFFIRMATIVE AND NEGATIVE COVENANTS OF THE COMPANY. From and after the date of this Agreement, and thereafter so long as any of the Notes shall remain outstanding, the Company will duly perform and observe, for the benefit of the holders of the Notes, each and all of the covenants and agreements applicable to it as hereinafter set forth:

        10.1 REPORTING. The Company shall:

                (a) Financial Reporting. Furnish to each holder of Notes:

                        (i) Monthly Reports. As soon as practicable, and in any
                event within thirty (30) days after the end of each four-week fiscal period (other than the end of a fiscal quarter), the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and statement of cash flow of the Company and its Subsidiaries for such fiscal period and cumulatively for the period from the beginning of the then current fiscal year to the end of such fiscal period, certified by the chief financial officer of the Company on behalf of the Company as fairly presenting the consolidated and consolidating financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the fiscal periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments, and in comparative form
                (a) the corresponding figures as set forth in the budget delivered pursuant to clause (v) of this section 10.1(a) for such period, and (b) the actual financial position of the Company and its Subsidiaries for the period ending on the corresponding fiscal period in the previous fiscal year.

                        (ii) Quarterly Reports. As soon as practicable, and in
                any event within forty-five (45) days after the end of each fiscal quarter, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, stockholder's equity and cash flows of the Company and its Subsidiaries for such fiscal quarter and cumulatively for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of the Company on behalf of the Company as fairly presenting the consolidated and consolidating financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year-end audit adjustments, together with (x) in comparative form (a) the corresponding figures as set forth in the budget, if any, delivered pursuant to clause (v) of this section 10.1(a) for such period, and (b) the corresponding figures of the Company and its Subsidiaries for the period ending on the corresponding calendar quarter in the previous fiscal year if such corresponding calendar quarter began after the Closing Date, and (y) any management discussion and analysis of such financial statements prepared for presentation to the Board of Directors of the Company.

                        (iii) Annual Reports. As soon as practicable, and in any
                event within ninety (90) days after the end of each fiscal year,
                (a) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in section 10.4, (b) a schedule from the Company setting forth for each item in clause (a) hereof, the corresponding figures from the consolidated financial budget for the current fiscal year most recently delivered pursuant to section 10.1(a)(v), and (c) an audit report on the items listed in clause (a) hereof (other than the consolidating schedules) of KPMG LLP or any other independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated and consolidating financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this clause (iii) shall be accompanied by (x) any management letter prepared by the above-referenced accountants, and (y) a copy of a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default in respect of the financial covenants set forth in section 10.4, or if, in the opinion of such accountants, any such Default shall exist, stating the nature and status thereof.

                        (iv) Officer's Certificate. Together with each delivery
                of any financial statement (a) pursuant to clauses (i), (ii) and
                (iii) of this section 10.1(a), an Officer's Certificate of the Company, substantially in the form of Exhibit 10(a)(iv)(a) attached hereto and made a part hereof, stating that as of the date of such Officer's Certificate no Event of Default or Default exists, or if any Default or Event of Default exists, stating the nature and status thereof and (b) pursuant to clauses (ii) and (iii) of this section 10.1(a), a compliance certificate, substantially in the form of Exhibit 10(a)(iv)(b) attached hereto and made a part hereof, signed by an Authorized Officer, setting forth calculations which demonstrate compliance, when applicable, with the provisions of sections 10.3(a) through (g) and section 10.4, and which calculates the Leverage Ratio.

                        (v) Budgets; Business Plans; Financial Projections. As
                soon as practicable and in any event not later than (a) sixty
                (60) days after the beginning of each fiscal year commencing with the fiscal year beginning on or about October 1, 2003, a copy of the Company's fiscal year operating budget for such fiscal year, and (b) ninety (90) days after the beginning of each fiscal year commencing with the fiscal year beginning on or about October 1, 2003, a copy of the plan and forecast (including a projected balance sheet, income statement, a statement of cash flow and related footnotes) of the Company and its Subsidiaries for the upcoming five (5) fiscal years, in each case prepared in such detail as shall be comparable to any such budgets prepared for and delivered under the Bank Credit Agreement.

                (b) Notice of Default. Promptly upon any of the chief executive officer, chief financial officer, controller, chief legal officer or general counsel of the Company obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Default, or becoming aware that any holder of Notes has given any written notice with respect to a claimed Event of Default or Default under this Agreement, or (ii) of any condition or event which constitutes an Event of Default within the meaning of the Bank Credit Agreement, or (iii) that any Person has given any written notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 12.1(h), or
(iv) that any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect has occurred, the Company shall deliver to each holder of Notes an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Event of Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Company has taken, is taking and proposes to take with respect thereto; provided that the

Company's failure in good faith to deliver the foregoing notice pursuant to the foregoing clause (ii) shall not result in liability to the Company so long as the Company has received no written notice pursuant to the Bank Credit Agreement.

                (c) Lawsuits.

                        (i) Promptly upon any Authorized Officer of the Company
                obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed pursuant to section 6.6, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which, in the Company's reasonable judgment, could reasonably be expected to result in liability the Company or any of its Subsidiaries in an amount aggregating $1,500,000 or more (exclusive of claims covered by insurance policies of the Company or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Company or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the holders of the Notes and subject to preservation of the Company's or such Subsidiary's attorney-client privilege and to the extent not prejudicial to the Company or any of its Subsidiaries in any material respect, provide such other information as may be reasonably available to enable each such holder and its counsel to evaluate such matters; and

                        (ii) Within five (5) days the Company or any of its
                Subsidiaries obtaining knowledge of any material adverse developments with respect to any of the Disclosed Litigation, give written notice thereof to the holders of the Notes and provide such other information as may be reasonably available to enable each such holder and its counsel to evaluate such matters; and

                        (iii) In addition to the requirements set forth in
                clauses (i) and (ii) of this section 10.1(c), upon written request of the Required Holders, promptly give written notice of the status of any Disclosed Litigation or any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not jeopardize any attorney-client privilege or otherwise be prejudicial to the Borrower or its Subsidiaries in any material respect by disclosure to the holders of the Notes to enable each holder of Notes and its counsel to evaluate such matters.

                (d) ERISA Notices. Deliver or cause to be delivered to the holders of the Notes, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

                        (i) (a) within ten (10) Business Days after the Company
                obtains knowledge that a Termination Event has occurred, a written statement of the chief financial officer of the Company describing such Termination Event and the action, if any, which the Company has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten
                (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Company to liability in excess of $500,000, a written statement of the chief financial officer, treasurer or designee of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                        (ii) within ten (10) Business Days after the Company or
                any of its Subsidiaries obtains knowledge that a material non-exempt prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred with respect to the ESOP or to any other Plan, or that the IRS or DOL or any other Governmental Authority is investigating whether any such material non-exempt prohibited transaction might have occurred, a statement of the chief financial officer, treasurer or designee of the Company describing such transaction and the action which the Company or such Subsidiary has taken, is taking or proposes to take with respect thereto;

                        (iii) within ten (10) Business Days after the material
                increase in the benefits of any Benefit Plan or Non-ERISA Commitment in existence on the date of this Agreement or the establishment of any new material Benefit Plan or Non-ERISA Commitment or the commencement of, or obligation to commence, material contributions to any Benefit Plan or Multiemployer Plan to which the Company or any member of the Controlled Group was not previously contributing, notification of such increase, establishment, commencement or obligation to commence and the amount of such contributions;

                        (iv) within ten (10) Business Days after the Company or
                any of its Subsidiaries receives written notice (whether preliminary, final or otherwise, but excluding any notice of proposed amendments) of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code or status of the ESOP as an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code), copies of each such letter;

                        (v) within ten (10) Business Days after the filing
                thereof with the DOL, IRS or PBGC, copies of each annual report (Form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                        (vi) within ten (10) Business Days after receipt by the
                Company or any member of the Controlled Group of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                        (vii) within ten (10) Business Days after the filing
                thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Company or a member of the Controlled Group with respect to such request;

                        (viii) within ten (10) Business Days after receipt by
                the Company or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                        (ix) within ten (10) Business Days after receipt by the
                Company or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of material withdrawal liability, copies of each such notice;

                        (x) within ten (10) Business Days after the Company or
                any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment to a Benefit Plan, a notification of such failure;

                        (xi) within ten (10) Business Days after the Company or
                any member of the Controlled Group knows that (a) a material Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a material Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a material Multiemployer Plan;

                        (xii) within ten (10) Business Days after receipt by the
                Company or any of its Subsidiaries of notice of any audit, investigation, litigation or inquiry by the DOL or IRS relating to the ESOP or the ESOT, which would reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $1,500,000, copies of such notice and copies of all subsequent correspondence relating thereto within ten (10) Business Days of receipt of such correspondence;

                        (xiii) together with the financial statements delivered
                pursuant to section 10.1(a)(iii) or upon the written request of any holder of Notes, any amendment to any of the ESOP Plan Documents or ESOT Transaction Documents; and

                        (xiv) within ten (10) Business Days after an Authorized
                Officer obtains knowledge that at any time on or after the Closing Date the Company is not taxable as an "S corporation" as such item is defined in Section 1361 of the Code or that the ESOT is subject to tax imposed under the Code with respect to any item of income or loss of the Company or any Subsidiary of the Company, written notice of such knowledge.

For purposes of this section 10.1(d), the Company, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Plan of which the Company or any member of the Controlled Group or such Subsidiary is the plan sponsor. In addition, for purposes of this section 10.1(d), "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $1,500,000.

                (e) Labor Matters. Notify the holders of the Notes in writing, promptly upon an Authorized Officer learning of (i) any material labor dispute to which the Company or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Company or any of its Subsidiaries.

                (f) Other Reports. Deliver or cause to be delivered to the holders of the Notes copies of (i) all financial statements, reports and notices, if any, sent or made available generally by the Company to its securities holders or filed with the Commission by the Company, and (ii) all press releases, if any, made available generally by the Company or any of the Company's Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary.

                (g) Environmental Notices. As soon as possible and in any event within ten (10) days after receipt by the Company, provide written notice to the holders of the Notes which notice shall describe in reasonable detail (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company and each of its Subsidiaries to liability individually or in the aggregate in excess of $1,500,000.

                (h) Other Information. Promptly upon receiving a written request therefor from the Required Holders, prepare and deliver to the holders of the Notes such other information with respect to the Company and any of its Subsidiaries, as from time to time may be reasonably requested by the Required Holders.

                (i) Repurchase Liability Study On the date that is the earlier of (a) one hundred eighty (180) days after the date of any Permitted Acquisition with a Purchase Price in excess of $12,000,000 or the target of which shall employ 100 or more employees, and (b) the second anniversary of the delivery of the most recent repurchase liability study of the Company prepared for the ESOP, deliver to the holders of the Notes copies of a repurchase liability study of the Company prepared for the ESOP as of a recent date, in each case in form and substance reasonably acceptable to the Required Holders.

        10.2 AFFIRMATIVE COVENANTS.

                (a) Existence, Etc. Except as permitted pursuant to section 10.3(i), the Company shall, and shall cause each of its Material Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

                (b) Powers; Conduct of Business. The Company shall, and shall cause each of its Material Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. Except as otherwise permitted by this Agreement, the Company will, and will cause each Material Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and logical extensions thereof.

                (c) Compliance with Laws, Etc. The Company shall, and shall cause each of its Material Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless failure to comply or obtain such permits could not reasonably be expected to have a Material Adverse Effect.

                (d) Payment of Taxes and Claims; Tax Consolidation. The Company shall pay, and cause each of its Material Subsidiaries to pay when due, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by section 10.3(c)) upon any of the Company's or such Material Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

                (e) Insurance. The Company shall maintain for itself and its Material Subsidiaries, or shall cause each of its Material Subsidiaries to maintain in full force and effect, the insurance policies and programs listed on
Exhibit 6.15 to this Agreement or substantially similar policies and programs or other policies and programs as reflect coverage that is reasonably consistent with prudent industry practice.

                (f) Inspection of Property; Books and Records; Discussions. The Company shall permit and cause each of the Company's Material Subsidiaries to permit, any authorized representative(s) designated by any holder of the Notes to visit and inspect any of the properties of the Company or any of its Material Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability, subject to preservation of the attorney-client privilege), and to discuss their affairs, finances and accounts with their officers and their independent certified public accountants (and such accountants are hereby authorized to disclose to such holder any and all financial statements and other supporting financial documents with respect to the business, financial conditions and other affairs of the Company and its Subsidiaries), all upon reasonable notice and at such reasonable times during normal business hours. Such inspections and audits in the preceding sentence (i) subject to clause (ii) below on behalf of any holder shall, unless occurring at a time when an Event of Default shall be continuing, be at such holders expense and (ii) by or on behalf of the Required Holders or any holder owning at least 30% of the outstanding principal amount of the Notes, other than first such inspection or audit occurring during any calendar year or any inspections and audits occurring at a time when a Default shall be continuing, shall be at the Required Holders or such holder's expense; all other such inspections, visitations and audits shall be at the Company's expense. The Company shall keep and maintain, and cause each of the Company's Material Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If an Event of Default has occurred and is continuing, the Company, upon the request of any holder, shall provide copies of such records to such holder or such holder's representatives.

                (g) ERISA Compliance. The Company shall, and shall cause each of the Company's Material Subsidiaries to, establish, maintain and operate all Plans and Non-ERISA Commitments to comply in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans and Non-ERISA Commitments.

                (h) Maintenance of Property. The Company shall cause all property reasonably deemed by the Borrower as necessary to the conduct of its business or the business of any Material Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                (i) Environmental Compliance. The Company and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $1,500,000.

                (j) Use of Proceeds. The Company shall use the proceeds of Revolving Loans (as defined in the Bank Credit Agreement) made on the Closing Date of the Bank Credit

Agreement to pay fees and expenses incurred in connection with, the IITRI Acquisition, the Bank Credit Agreement and the ESOT Transaction, for Capital Expenditures, and for the additional working capital needs and other general corporate purposes of the Company and its Material Subsidiaries, including, without limitation, the financing of Permitted Acquisitions. The Company will not, nor will it permit any Material Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock.

                (k) Subsidiary Guarantors. Within ten (10) Business Days of the date any Authorized Officer or legal officer of the Company has knowledge that any Subsidiary has become a Material Subsidiary of the Company or a guarantor of the Bank Secured Obligations, the Company shall cause such Subsidiary of the Company, to execute a Subsidiary Guaranty in the form of Exhibit 2(d) hereto (or a supplement thereto) pursuant to which such Subsidiary shall become a Subsidiary Guarantor;

                (l) Determination Letter. The Company shall promptly submit a request to the IRS to issue a favorable determination letter to the effect that the ESOP is a qualified plan and employee stock ownership plan within the meanings of Section 401(a) and 4975(e)(7), respectively, of the Code.

        10.3 NEGATIVE COVENANTS.

                (a) Indebtedness. Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                        (i) Indebtedness evidenced by the Notes;

                        (ii) the Bank Secured Obligations in an aggregate
                principal amount not to exceed the Permitted Senior Additional Indebtedness and Permitted Refinancing Indebtedness in respect thereof, subject to the terms of the Subordination Agreement set forth in clause (a) of the definition of Subordination Agreements;

                        (iii) Permitted Existing Indebtedness and Permitted
                Refinancing Indebtedness in respect thereof;

                        (iv) Indebtedness in respect of obligations secured by
                Customary Permitted Liens;

                        (v) Indebtedness constituting Contingent Obligations
                permitted by section 10.3(e);

                        (vi) subject to the terms of section 10.3(q),
                Indebtedness arising from intercompany loans and advances (a) from any Subsidiary to the Company or any wholly-owned Subsidiary or (b) from the Company to any wholly-owned Subsidiary; provided, that such Indebtedness shall subordinated to the Notes on subordination terms set forth in Exhibit 10.3;

                        (vii) Indebtedness in respect of Hedging Obligations
                permitted under Section 7.3(p) of the Bank Credit Agreement as in effect on the Closing Date or under any Permitted Refinancing Indebtedness to the extent permitted under the Subordination Agreement set forth in clause (a) of the definition thereof;

                        (viii) secured or unsecured purchase money Indebtedness
                (including Capitalized Leases) incurred by the Company or any of its Subsidiaries after the Closing Date to finance the acquisition of fixed assets, if (a) at the time of such incurrence, no Default or Event of Default has occurred and is continuing or would result from such incurrence, (b) such Indebtedness has a scheduled maturity and is not due on demand,
                (c) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired, (d) such Indebtedness does not exceed $1,500,000 in the aggregate principal amount outstanding at any time, and
                (e) any Lien securing such Indebtedness is permitted under section 10.3(c) (such Indebtedness being referred to herein as "Permitted Purchase Money Indebtedness");

                        (ix) Indebtedness with respect to surety, appeal and
                performance bonds obtained by the Company or any of its Subsidiaries in the ordinary course of business;

                        (x) Indebtedness incurred by the Company or any of its
                Subsidiaries (whether assumed by the Company or such Subsidiary or issued to the seller) in any Permitted Acquisition as part of the consideration therefor, provided that such Indebtedness is unsecured and is subordinated to the Notes on terms reasonably acceptable to the Required Holders;

                        (xi) Indebtedness evidenced by the Seller Notes and
                Permitted Refinancing Indebtedness in connection therewith;

                        (xii) guaranties by the Company of Indebtedness
                permitted to be incurred by any Subsidiary;

                        (xiii) Indebtedness arising in connection with the
                Company's or any of its Subsidiaries' credit card programs maintained with any of the Bank Lenders; and

                        (xiv) additional unsecured Indebtedness in an aggregate
                amount at any time outstanding not exceeding $1,500,000.

                (b) Sales of Assets. Neither the Company nor any of its Material Subsidiaries shall consummate any Asset Sale, except:

                        (i) licenses or sublicenses (but not the sale of any
                licensing rights) by the Company or its Material Subsidiaries of software, customer lists, trademarks, service marks, patents, trade names and copyrights and other intellectual property in the ordinary course of business; provided, that such licenses or sublicenses shall not interfere with the business of the Company or any such Material Subsidiary;

                        (ii) the disposition in the ordinary course of business
                of equipment that is obsolete, excess or no longer used or useful in the Company's or its Material Subsidiaries' businesses;

                        (iii) transfers of assets between the Company and any
                wholly-owned Material Subsidiary of the Company or between wholly-owned Material Subsidiaries of the Company not otherwise prohibited by this Agreement; and

                        (iv) sales, assignments, transfers, leases, conveyances
                or other dispositions of other assets if such transaction (a) is for consideration consisting at least seventy-five percent (75%) of cash, (b) is for not less than fair market value (as determined in good faith by the Company's board of directors), and (c) when combined with all such other transactions (each such transaction being valued at net book value) (i) during the immediately preceding twelve-month period, represents the disposition of not greater than $1,500,000 of the Company's Consolidated Tangible Assets determined as at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into, and (ii) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than $2,400,000;

provided that it shall not constitute an Event of Default under this section 10.3(b) if such sale or other transfer of assets results in a Change of Control and the Company offers to prepay the Notes of all holders pursuant to section
8.3 and the Company prepays the Notes of all holders who elect to accept the Company's offer to prepay the Notes.

                (c) Liens. Neither the Company nor any of its Material Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

                        (i) Liens created by the Bank Documents securing the
                Bank Secured Obligations and Permitted Refinancing Indebtedness in respect thereof;

                        (ii) Permitted Existing Liens;

                        (iii) Customary Permitted Liens; and

                        (iv) purchase money Liens (including the interest of a
                lessor under a Capitalized Lease and Liens to which any property is subject at the time of acquisition thereof) securing Permitted Purchase Money Indebtedness; provided that such Liens shall not apply to any property of the Company or its Material Subsidiaries other than that purchased or subject to such Capitalized Lease;

                        (v) Liens with respect to property acquired by the
                Company or any of its Material Subsidiaries after the Closing Date (and not created in contemplation of such acquisition) pursuant to a Permitted Acquisition; provided, that such Liens shall extend only to the property so acquired, shall not secure any working capital financing of the business acquired and shall secure Indebtedness permitted pursuant to the terms of section 10.3(a);

                        (vi) Liens incurred in connection with sale leaseback
                transactions permitted under section 10.3(j); and

                        (vii) Environmental Liens securing obligations not to
                exceed $1,500,000 in the aggregate; and

                        (viii) other Liens securing Indebtedness (other than
                subordinated Indebtedness) not to exceed $500,000 in the aggregate.

In addition, neither the Company nor any Material Subsidiary or Subsidiary Guarantor shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would subordinate any of its Indebtedness to the Bank Secured Obligations unless such Indebtedness shall, at the Company's election, be pari passu with or subordinated to the Notes on subordination terms set forth in Exhibit 10.3.

                (d) Investments. Except to the extent permitted pursuant to section 10.3(g), neither the Company nor any of its Material Subsidiaries shall directly or indirectly make or own any Investment except:

                        (i) Investments in cash and Cash Equivalents;

                        (ii) Permitted Existing Investments in an amount not
                greater than the amount thereof on the Closing Date;

                        (iii) Investments consisting of trade receivables or
                received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                        (iv) Investments consisting of deposit accounts
                maintained by the Company and its Material Subsidiaries in the ordinary course of business in connection with its cash management system;

                        (v) Investments consisting of non-cash consideration
                from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by section 10.3(b);

                        (vi) Investments consisting of (a) intercompany loans
                from any Subsidiary of the Company to the Company or any other Material Subsidiary permitted by section 10.3(a)(v), (b) intercompany loans from the Company to its Material Subsidiaries permitted under section 10.3(q), and (c) Equity Interests in Material Subsidiaries;

                        (vii) Investments constituting Permitted Acquisitions;

                        (viii) Investments constituting Indebtedness permitted
                by Section 10.3(a) or Contingent Obligations permitted by
                section 10.3(e) or Restricted Payments permitted by section 10.3(f);

                        (ix) Investments consisting of loans or advances made by
                any party to the Bank Documents to employees and officers of the Company or any of the Company's wholly-owned Material Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate principal amount outstanding at any one time not to exceed $1,000,000;

                        (x) Investments in addition to those permitted elsewhere
                in this section 10.3(d) in an amount not to exceed $1,000,000 in the aggregate at any time outstanding;

provided, however, that the Investments described in clauses (vii) or (x) above shall not be permitted to be made at a time when a Default shall have occurred and be continuing or would result therefrom.

                (e) Contingent Obligations. Neither the Company nor any of its Material Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations;
(iii) obligations, warranties, guaranties, reserves and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not in favor of an Affiliate of the Company or such Material Subsidiary (unless entered into on terms substantially similar to those applicable to a non-Affiliate third party transaction at arm's length); (iv) obligations, warranties and indemnities of the Company to IITRI arising out of the Asset Purchase Agreement and the Exhibits thereto; (v) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Company or any Material Subsidiary in the ordinary course of business, (v) Contingent Obligations of the Subsidiaries of the Company under this Agreement and the other Operative Documents to which they are a party, (vi) Contingent Obligations in connection with (x) the redemption or repurchase of any Capital Stock of the Company as a result of distributions by the ESOT to participants in the ESOP pursuant to the ESOP Plan Documents subsequent to their termination of employment with the Company or any Controlled Group member or (y) the requirements of Section 401(a)(28) of the Code or any substantially similar Requirement of Law, (viii) guarantees of Indebtedness permitted by section 10.3(a), provided, that to the extent such Indebtedness shall be subordinated to the Bank Secured Obligations, each such guarantee shall, at the Company's election, be pari passu with or subordinated to the Notes on subordination terms set forth in Exhibit 10.3, and (ix) Contingent Obligations for amounts that may become due on the Securities pursuant to the Warrants and the Seller Warrants.

                (f) Restricted Payments. The Company shall not declare or make any Restricted Payment, except:

                        (i) Restricted Payments made in connection with the
                defeasance, redemption or repurchase of any Indebtedness with the Net Cash Proceeds of Permitted Refinancing Indebtedness; and

                        (ii) Restricted Payments of any Subsidiary of the
                Company to the Company or to another wholly-owned Subsidiary of the Company; and

                        (iii) Restricted Payments made in connection with claims
                for reimbursement, indemnification or contribution arising out of or related to the Asset Purchase Agreement; and

                        (iv) any Restricted Payment that constitutes a payment
                in respect of a purchase price adjustment, earn-out or other similar form of contingent purchase price in connection with any Acquisition (including the IITRI Acquisition) consummated on or before the Closing Date as set forth on Exhibit 10.3(f) and any Permitted Acquisition; and

                        (v) Restricted Payments that constitute payments of
                principal, interest, premium, fees, expenses or other amounts due on the Securities pursuant to this Agreement and the other Operative Documents, and Restricted Payments that constitute mandatory payments of principal, interest, premium, fees or expenses due on or under the Seller Note Securities Purchase Agreement, the Seller Notes or the Seller Warrants or the other Operative Documents (as defined in the Seller Note Securities Purchase Agreement), in each case subject to the terms of the Subordination Agreements and any restrictions provided in the documents for such Indebtedness; and

                        (vi) Restricted Payments made (v) in connection with the
                redemption or repurchase for value of any Capital Stock of the Company as a result of distributions by the ESOT of such Capital Stock to participants in the ESOP pursuant to the ESOP Plan Documents subsequent to their termination of employment with the Company or any Controlled Group member, (w) as required by
                Section 401(a)(28) of the Code or any substantially similar Requirement of Law, (x) in good faith and belief by the Company to be made with respect to the payments described in the preceding clauses (v) or (w) but which do not so qualify for the status described in the preceding clauses (v) or (w) on account of administrative error or mistake, provided that such payment would not otherwise result in a Default or Event of Default hereunder and either (A) such payments do not collectively exceed $250,000 during the period from the Closing Date through the date of such payment or (B) such payment is recovered by the Company within thirty (30) days thereof and the Company's books and records are accordingly adjusted to reflect such recovery, together with all other such payments under this subclause (B), do not collectively exceed $1,000,000 during the period from the Closing Date through the date of such payment, or (y) in the form of administrative fees or expenses of the ESOP or the ESOT including, without limitation, the fees of the ESOT Trustee or
                (z) as contributions to the ESOT as required under the ESOP Plan Documents; and

                        (vii) Restricted Payments made in connection with stock
                appreciation rights plans, phantom stock plans and other equity-based incentive compensation arrangements or plans to the extent such payments would not be in violation of the terms of this Agreement or any other Operative Document.

provided, however, that in no event shall any Restricted Payments (other than (1) to the Company, (2) as permitted by clause (ii) above, (3) Restricted Payments (x) resulting from distributions by the ESOT to participants in the ESOP pursuant to the ESOP Plan Documents subsequent to the termination by participants in the ESOP of employment with the Company or any Controlled Group member or (y) as required by Section 401(a)(28) of the Code or any substantially similar Requirement of Law, and (4) Restricted Payments resulting from contributions to the ESOT as required under the ESOP Plan Documents) be declared or made if either a Default or an Event of Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom; provided, further, that in no event shall any Restricted Payment be permitted under clause (v) above with respect to the Seller Notes, Seller Warrants or other Operative Documents (as defined in the Seller Note Securities Purchase Agreement) unless the Company shall have delivered to the holders of the Notes a compliance certificate in substantially the form of Exhibit 10.1(a)(iv)(b) hereto for the most recently completed fiscal quarter calculated giving effect to such Restricted Payment as of the last day of such prior fiscal quarter and certifying that the Company is in compliance with the financial covenants in section 10.4 as of the last day of such prior fiscal quarter.

                (g) Conduct of Business; Subsidiaries; Acquisitions. Neither the Company nor any of its Material Subsidiaries shall engage in any business other than the businesses engaged in by the Company and its Material Subsidiaries on the Closing Date and any business or activities which are substantially similar, related or incidental thereto or logical extensions thereof. The Company shall not create, acquire or capitalize any Material Subsidiary after the Closing Date unless (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true and correct as of such date); and (iii) after such creation, such creation, acquisition or capitalization the Company and such Material Subsidiary shall comply with the terms of Section 10.2(k). Neither the Company nor its Subsidiaries shall make any Acquisitions, other than (a) the IITRI Acquisition and (b) Acquisitions meeting the following requirements or otherwise approved by the Required Holders (each such Acquisition constituting a "Permitted Acquisition"):

                        (i) no Default or Event of Default shall have occurred
                and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

                        (ii) in the case of an Acquisition of Equity Interests
                of an entity (x) such Acquisition shall be consummated as a merger the acquired entity shall be merged with and into the Company or any wholly-owned Subsidiary of the Company immediately following such Acquisition, with the Company or such wholly-owned Subsidiary being the surviving corporation following such merger and (y) the results of operations of such entity shall be reported on a consolidated basis with the Company and its consolidated Subsidiaries;

                        (iii) the purchase is consummated on a non-hostile basis
                and approved by the target company's board of directors (and stockholders, if necessary) prior to the consummation of the Acquisition; and the acquisition documents in respect of which are satisfactory to the Required Holders (including, without limitation, in respect of representations, indemnities and opinions) and the results of due diligence in respect of such purchase are satisfactory to the Required Holders;

                        (iv) the Purchase Price for the Acquisition shall not
                exceed without the prior written consent of the Required Holders an amount equal to $6,000,000 (including the incurrence or assumption of any Indebtedness in connection therewith), and in any event shall not exceed, together with all other Permitted Acquisitions permitted under this section 10.3(g), $12,000,000 (including the incurrence or assumption of any Indebtedness in connection therewith) in the aggregate during the term of this Agreement;

                        (v) the businesses being acquired shall be substantially
                similar, related or incidental to the businesses or activities engaged in by the Company and its Subsidiaries on the Closing Date; (vi) effective as of the date of each such Acquisition (taking into account the effect of such purchase and any Indebtedness incurred in connection therewith), the Company shall deliver to the holders of the Notes a certificate of an Authorized Officer of the Company certifying the Company's compliance with the Bank Credit Agreement, including, without limitation, Section 7.3(G) thereof; and

                        (vii) prior to each such Acquisition, the Purchase Price
                of which (including the incurrence or assumption of any Indebtedness in connection therewith) shall be $1,500,000 or more, the Company shall deliver to the holders of the Notes a certificate from one of the Authorized Officers, demonstrating to the satisfaction of the Required Holders that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by section 10.3(a) in connection therewith, on a pro forma basis using historical audited or reviewed unaudited financial statements obtained from the seller(s) in respect of each such Acquisition as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Company's most recently completed fiscal quarter, the Company would have been in compliance with the financial covenants in section 10.4 and not otherwise in Default.

                (h) Transactions with Stockholders and Affiliates. Neither the Company nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or make loans or advances to any holder or holders of any of the Equity Interests of the Company, or with any Affiliate of the Company or any other Person controlling or controlled by any Person that is the "beneficial owner" (as defined in Rule 13d-3 of the Commission under the Exchange Act) of greater than five percent (5%) or more of any class of Voting Stock (or other voting interests) of the Company or any of its Subsidiaries, in either case which is not a Subsidiary of the Company, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that could reasonably be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except for (a) Restricted Payments permitted by section 10.3(f) and Investments permitted by section 10.3(d), (b) the transactions contemplated under the Asset Purchase Agreement, the ESOT Transaction Documents and the ESOP Plan Documents, (c) the incurrence of Indebtedness described in Section 10.3(a) hereof, (d) sales of assets described in section 10.3(b)(iii) hereof, (e) any Investment permitted by section 10.3(d)(vi) hereof, and (f) any deferred compensation plans or arrangements, employment contracts, employee benefits, Incentive Arrangements and other similar contracts or arrangements with or for the benefit of officers and directors of the Company and Subsidiaries of the Company to the extent the terms thereof are not in violation of the terms of this Agreement or any other Operative Document.

                (i) Restriction on Fundamental Changes. Neither the Company nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company's consolidated business or property (each such transaction a "Fundamental Change"), whether now or hereafter acquired, except (i) Fundamental Changes permitted under sections 10.3(b), 10.3(d) or 10.3(g), (ii) a Subsidiary of the Company may be merged into or consolidated with the Company (in which case the Company shall be the surviving corporation) or any wholly-owned Subsidiary of the Company provided the Company owns, directly or indirectly, a percentage of the equity of the merged entity not less than the percentage it owned of the Subsidiary prior to such Fundamental Change and if the predecessor Subsidiary was a Subsidiary Guarantor, the surviving Subsidiary shall be a Subsidiary Guarantor hereunder,
(iii) any liquidation of any Subsidiary of the Company, into the Company or another Subsidiary of the Company, as applicable, and (iv) upon not less than thirty (30) days' prior written notice to the holders of the Notes, any merger or reincorporation of the Company or any Subsidiary solely for purposes of reincorporation in a different jurisdiction.

                (j) Sales and Leasebacks. Neither the Company nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless in either case the sale involved is not prohibited under section 10.3(b) and the lease involved is not prohibited under section 10.3(a) and any related Investment is not prohibited under section 10.3(d).

                (k) Margin Regulations. Neither the Company nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement or the Bank Credit Agreement to purchase or carry Margin Stock.

                (l) ERISA.

                        (i) The Company shall not

                                (A) engage, or permit any of its Subsidiaries to
                        engage, in any material prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                                (B) permit to exist any material accumulated
                        funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

                                (C) fail, or permit any Controlled Group member
                        to fail, to pay timely required material contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                                (D) terminate, or permit any Controlled Group
                        member to terminate, any Benefit Plan which would result in any material liability of the Company or any Controlled Group member under Title IV of ERISA;

                                (E) fail to make any material contribution or
                        payment to any Multiemployer Plan which the Company or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                                (F) fail, or permit any Controlled Group member
                        to fail, to pay any Benefit Plan any required material installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

                                (G) amend, or permit any Controlled Group member
                        to amend, a Benefit Plan resulting in a material increase in current liability for the plan year such that the Company or any Controlled Group member is required to provide security to such Benefit Plan under
                        Section 401(a)(29) of the Code.

                        (ii) For purposes of this section 10.3(l), "material"
                means any noncompliance or basis for liability which could reasonably be likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $1,500,000.

                (m) Organizational Documents. Neither the Company nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date in any manner adverse to the interests of the holders of the Notes, without the prior written consent of the Required Holders.

                (n) Fiscal Year. Neither the Company nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of a 52/53 calendar week year ending on September 30 of each year without the prior written consent of the Required Holders.

                (o) Subsidiary Covenants. Except as set forth in the Bank Documents and this Agreement, the Company will not, and will not permit any Subsidiary to, create or otherwise cause to become effective or suffer to exist any consensual encumbrance (other than Permitted Liens) or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other obligation owed to the Company or any other Subsidiary, make loans or advances or other Investments in the Company or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Company or any other Subsidiary, or merge, consolidate with or liquidate into the Company or any other Subsidiary.

                (p) Hedging Obligations. The Company shall not and shall not permit any of its Subsidiaries to enter into any Hedging Arrangements evidencing Hedging Obligations, other than Hedging Arrangements entered into by the Company or its Subsidiaries pursuant to which the Company or its Subsidiaries has hedged its actual or anticipated interest rate, foreign currency or commodity exposure, and which are non-speculative in nature. The agreements in respect of such permitted Hedging Arrangements entered into by the Company or its Subsidiaries and any Bank Lender or any affiliate of any Bank Lender including, without limitation, to hedge floating interest rate risk in an aggregate notional amount not to exceed at any time an amount equal to the outstanding balance of the Term Loans at such time are sometimes referred to herein as "Hedging Agreements."

                (q) [RESERVED]

                (r) Issuance of Disqualified Stock. From and after the Closing Date of this Agreement, neither the Company, nor any of its Subsidiaries shall issue any Disqualified Stock. All issued and outstanding Disqualified Stock shall be treated as Consolidated Total Indebtedness for all purposes of this Agreement (and as funded Indebtedness for purposes of section 10.1(f)), and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock.

                (s) Loss of S Corporation Status. Except as a result of the consummation of (i) an underwritten initial public offering of the Common Stock of the Company pursuant to which the Company obtains a listing for its Common Stock on a United States national securities exchange, the Nasdaq National Market System, or an automated quotation system of nationally recognized standing or (ii) the sale of Equity Interests by or the merger of the Company, the proceeds of which are used to prepay the principal, interest, premium, fees and expenses on the

Notes in full concurrently with the issuance of such Equity Interests or the consummation of such merger, the Company shall not fail to be qualified as an "S corporation" as defined in Section 1361 of the Code at all times on or after the Closing Date.

                (t) Imposition of UBIT on ESOT. The ESOT shall not be subject to tax imposed under the Code with respect to any item of income or loss of the Company or any Subsidiary of the Company at any time on or after the Closing Date that could reasonably be expected to result in tax liability to the ESOT, the Company or any of its Subsidiaries in an amount in excess of $1,500,000.

                (u) ESOP Conflict. The Company shall not permit the performance of any of the Transaction Documents to which the ESOT is a party to conflict with the ESOP Plan Documents, conflict with any Requirement of Law, or require the registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority other than (i) filings that are made regarding the status of the Company as an "S Corporation" as such term is defined in Section 1361 of the Code, which filings shall have been made on or prior to the Closing Date, (ii) filings as required by section 10.2(m) and subsequent requests to the IRS to issue a favorable determination letter to the effect that the ESOP continues to be such a qualified plan and employee stock ownership plan, and (iii) Annual Reports (IRS Form 5500 series) for the ESOP.

                (v) Assets as Plan Assets. The Company shall not permit any of the assets of the Company to constitute, for any purpose of ERISA or Section 4975 of the Code, assets of the ESOP or any other "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Code.

                (w) Prohibited Transaction. The Company shall not permit any material non-exempt prohibited transaction described in Section 406 of ERISA or
Section 4975 of the Code to occur with respect to the ESOP.

                (x) Non-Qualification of ESOP. The Company shall not take any action, nor fail to take any action, the result of which action or inaction is that the ESOP shall fail to be qualified under Section 401(a) of the Code. The Company shall not permit the ESOP to fail to be an employee stock ownership plan as defined in Section 4975(e)(7) of the Code.

                (y) Excise Tax. The Company and its Subsidiaries shall not be subject to the tax imposed by Section 4978 of the Code with respect to any "disposition" by the ESOT of any shares of Capital Stock of the Company occurring as a result of the ESOT Transaction.

                (z) holder/ESOT Transactions. No deemed proceeds hereunder shall for any purpose of Section 406 of ERISA or Section 4975 of the Code be a direct or indirect loan or other transaction between any holder and the ESOT which, if it is assumed that the holders of Notes are "parties in interest" and "disqualified persons" (as defined in Section 3(14) of ERISA and Section 4975 of the Code), is a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code.

                (aa) ERISA Judgments and Determinations. There shall be no finding, holding, ruling or other determination not subject to cure made by any court or Governmental

Authority, and there shall be no assertion by the ESOP Fiduciary, or, to the best knowledge of the Company, the ESOT Trustee, concerning any matter with respect to the ESOP or ESOT contrary to or inconsistent with any covenant set forth in section 10.3(s) through (z) which assertion could reasonably be expected to have a Material Adverse Effect.

                (bb) Junior Subordinated Indebtedness. The Company shall not and shall not permit any of its Subsidiaries to amend, supplement or modify the terms of the Junior Subordinated Notes, or make any payment required as a result of an amendment or change thereto, other than amendments, supplements or modifications which (i) (a) decrease the rate of interest payable on the Junior Subordinated Notes, (b) provide for the payment in kind in lieu of cash of any portion of the interest on the Junior Subordinated Notes, (c) provide for the extension of the maturity date with respect to any principal or interest payment to be made under the Junior Subordinated Notes, (d) provide more flexibility to the Company or its Subsidiaries in connection with any covenants or (e) waive any defaults existing in connection with the Junior Subordinated Notes and (ii) do not adversely affect in any respect the interests of the holders of the Notes.

        10.4 FINANCIAL COVENANTS. The Company shall comply with the following (provided that for purposes of calculating the following financial covenants, EBITDAE shall be deemed to be equal to (i) $3,707,773 for the fiscal quarter ended March 15, 2002, (ii) $6,013,561 for the fiscal quarter ended July 5, 2002 and (iii) $5,487,256 for the fiscal quarter ended September 30, 2002):

                (a) Maximum Senior Leverage Ratio. The Company shall not permit the ratio (the "Senior Leverage Ratio") of (i) the sum of the aggregate outstanding principal amount of all Term Loans and Revolving Credit Obligations to (ii) EBITDAE to be greater than:

                        (i) 3.25 to 1.00 as of the end of each fiscal quarter
                for the period commencing with the fiscal quarter ending December 20, 2002 through the fiscal quarter ending September 30, 2003;

                        (ii) 2.90 to 1.00 as of the end of each fiscal quarter
                for the period commencing with the fiscal quarter ending December 19, 2003 through the fiscal quarter ending September 30, 2004;

                        (iii) 2.30 to 1.00 as of the end of each fiscal quarter
                for the period commencing with the fiscal quarter ending December 17, 2004 through the fiscal quarter ending September 30, 2005;

                        (iv) 2.00 to 1.00 as of the end of each fiscal quarter
                for the period commencing with the fiscal quarter ending December 16, 2005 through the fiscal quarter ending September 30, 2006 and

                        (v) 1.5 to 1.00 as of the end of each fiscal quarter
                thereafter.

        The Senior Leverage Ratio shall be calculated, in each case, as of the last day of each fiscal quarter based upon (a) for Term Loans and Revolving Credit Obligations (each as defined in the Bank Credit Agreement), the principal amount of Term Loans and Revolving Credit Obligations as of the last day of each such fiscal quarter; and (b) for EBITDAE, the actual amount for the four-quarter period ending on such last day of such fiscal quarter, taking into account Permitted Acquisitions and calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisitions (adjusted for reasonable non-recurring seller expenses and other add-backs to EBITDAE; provided that such add-backs have been approved in writing by 66 2/3% of the Bank Lenders if such add-backs are required to permit the Company on a pro-forma basis to meet the maximum Senior Leverage Ratio in connection with such Permitted Acquisitions).

                (b) Maximum Leverage Ratio. The Company shall not permit the ratio (the "Leverage Ratio") of (i) the principal amount of Consolidated Total Indebtedness (other than the Seller Notes) to (ii) EBITDAE to be greater than:

                        (i) 4.60 to 1.00 as of the end of each fiscal quarter
                for the period commencing with the fiscal quarter ending December 20, 2002 through the fiscal quarter ending September 30, 2003;

                        (ii) 4.10 to 1.00 as of the end of each fiscal quarter
                for the period commencing with the fiscal quarter ending December 19, 2003 through the fiscal quarter ending September 30, 2004; and

                        (iii) 3.75 to 1.00 as of the end of each fiscal quarter
                for the period commencing with the fiscal quarter ending December 17, 2004 through the fiscal quarter ending September 30, 2005;

                        (iv) 3.50 to 1.00 as of the end of each fiscal quarter
                for the period commencing with the fiscal quarter ending December 16, 2005 through the fiscal quarter ending September 30, 2006; and

                        (v) 2.75 to 1.00 as of the end of each fiscal quarter
                thereafter.

                The Leverage Ratio shall be calculated, in each case, as of the last day of each fiscal quarter based upon (a) for Consolidated Total Indebtedness, the principal amount of Consolidated Total Indebtedness as of the last day of each such fiscal quarter; and (b) for EBITDAE, the actual amount for the four-quarter period ending on such last day of such fiscal quarter, taking into account Permitted Acquisitions and calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisitions (adjusted for reasonable non-recurring seller expenses and other add-backs to EBITDAE; provided that such add-backs have been approved in writing by 66 2/3% of the Bank Lenders if such add-backs are required to permit the Company on a pro-forma basis to meet the maximum Leverage Ratio in connection with such Permitted Acquisitions).

                (c) Minimum Fixed Charge Coverage Ratio. The Company and its consolidated Subsidiaries shall maintain a ratio ("Fixed Charge Coverage Ratio") of (i) EBITDAE for such period minus Capital Expenditures for such period, to
(ii) the sum of the amounts of (a) scheduled amortization during such period of the principal portion of the Term Loans and scheduled amortization during such period of the principal portion of all other Consolidated Total Indebtedness, plus (b) Restricted Payments paid in cash and, if positive, net ESOP repurchase obligations during such period, plus (c) all charges for foreign, federal, state and local income taxes paid in cash by the Company and its consolidated Subsidiaries during such period, plus (d) Cash Interest Expense during such period plus (e) cash payments in respect of a purchase price adjustment, earn-out or other similar form of contingent purchase price during such period, of at least (1) 1.00 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending on December 20, 2002 through the fiscal quarter ending September 30, 2003; (2) 1.05 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending on December 19, 2003 through the fiscal quarter ending March 10, 2006; and (3) 1.15 to 1.00 as of the end of each fiscal quarter thereafter.

        In each case, the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four fiscal quarter period ending on such last day of such fiscal quarter, taking into account Permitted Acquisitions and calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisitions (adjusted for reasonable non-recurring seller expenses and other add-backs to EBITDAE; provided that such add-backs have been approved in writing by 66 2/3% of the Bank Lenders if such add-backs are required to permit the Company on a pro-forma basis to meet the minimum Fixed Charge Coverage Ratio in connection with such Permitted Acquisitions).

                (d) Minimum EBITDAE. The Company shall not permit EBITDAE to be less than the amounts set forth below for the fiscal periods ending on the dates set forth below:

-------------------------------------------------------------------------------------------------
Fiscal Quarter Ending On or About the Date Set Forth Below             Minimum EBITDAE
-------------------------------------------------------------------------------------------------
December 20, 2002                                                      $14,500,000
-------------------------------------------------------------------------------------------------
March 14, 2003                                                         $14,500,000
-------------------------------------------------------------------------------------------------
July 4, 2003                                                           $14,500,000
-------------------------------------------------------------------------------------------------
September 30, 2003                                                     $14,500,000
-------------------------------------------------------------------------------------------------
December 19, 2003                                                      $14,500,000
-------------------------------------------------------------------------------------------------
March 12, 2004                                                         $15,000,000
-------------------------------------------------------------------------------------------------
July 2, 2004                                                           $15,750,000
-------------------------------------------------------------------------------------------------
September 30, 2004                                                     $15,750,000
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Fiscal Quarter Ending On or About the Date Set Forth Below             Minimum EBITDAE
-------------------------------------------------------------------------------------------------
December 17, 2004                                                      $16,000,000
-------------------------------------------------------------------------------------------------
March 11, 2005                                                         $16,000,000
-------------------------------------------------------------------------------------------------
July 1, 2005                                                           $16,000,000
-------------------------------------------------------------------------------------------------
September 30, 2005                                                     $16,000,000
-------------------------------------------------------------------------------------------------
December 16, 2005                                                      $17,000,000
-------------------------------------------------------------------------------------------------
March 10, 2006                                                         $17,000,000
-------------------------------------------------------------------------------------------------
July 30, 2006                                                          $17,000,000
-------------------------------------------------------------------------------------------------
September 30, 2006                                                     $17,000,000
-------------------------------------------------------------------------------------------------
December 15, 2006 and each fiscal quarter thereafter                   $18,000,000
-------------------------------------------------------------------------------------------------


        In each case EBITDAE shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such last day of such fiscal quarter, taking into account Permitted Acquisitions and calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and/or reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisitions (adjusted for reasonable non-recurring seller expenses and other add-backs to EBITDAE; provided that such add-backs have been approved in writing by 66 2/3% of the Bank Lenders if such add-backs are required to permit the Company on a pro-forma basis to meet the minimum EBITDAE in connection with such Permitted Acquisitions).

                (e) Capital Expenditures. The Company will not, nor will it permit any Subsidiary to expend, for Capital Expenditures in the acquisition of fixed assets in any fiscal year, on a non-cumulative basis, in the aggregate for the Company and its Subsidiaries, in excess of:

                        (i) $3,600,000 for the fiscal year ending September 30,
                2003; and

                        (ii) $3,600,000 for the fiscal year ending September 30,
                2004, plus any amount permitted to be expended in the immediately preceding fiscal year (pursuant to the absolute dollar limitation for such preceding fiscal year and not pursuant to any carryover provision from a prior fiscal year) but not expended;

                        (iii) $4,200,000 for the fiscal year ending September
                30, 2005, plus any amount permitted to be expended in the immediately preceding fiscal year (pursuant to the absolute dollar limitation for such preceding fiscal year and not pursuant to any carryover provision from a prior fiscal year) but not expended;

                        (iv) $4,800,000 for the fiscal year ending September 30,
                2005, plus any amount permitted to be expended in the immediately preceding fiscal year (pursuant to the absolute dollar limitation for such preceding fiscal year and not pursuant to any carryover provision from a prior fiscal year) but not expended; and

                        (v) $5,400,000 for the fiscal year ending September 30,
                2007 and for each fiscal year thereafter, plus any amount permitted to be expended in the immediately preceding fiscal year (pursuant to the absolute dollar limitation for such preceding fiscal year and not pursuant to any carryover provision from a prior fiscal year) but not expended.

11.     DEFINITIONS.

        11.1 DEFINITIONS OF CAPITALIZED TERMS. The terms defined in this section 11.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

        "Acquired Business" means the Business, as described in the Acquisition Documents.

        "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person, firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.

        "Acquisition Documents" means the Asset Purchase Agreement and the other agreements, documents and instruments related thereto or executed and delivered in connection therewith.

        "Adjusted Applicable Premium" shall have the meaning specified in section 8.2.

        "Administrative Agent" means the administrative agent in its capacity as contractual representative for itself and the Lenders pursuant to the Bank Credit Agreement and any successor Administrative Agent appointed pursuant to the Bank Credit Agreement.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than fifty percent (50%) or more of the Voting Stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise; provided that, for purposes hereof, in no event shall any holder or other institutional holder of Securities be deemed to be an Affiliate of the Company or any of its Subsidiaries.

        "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 5 of this Agreement as the same may be adjusted from time to time in accordance with the provisions of this Agreement.

        "Applicable Premium" shall have the meaning specified in section 8.1.

        "Asset Purchase Agreement" means that certain Fourth Amended and Restated Asset Purchase Agreement made on November 18, 2002 with effect as of June 4, 2002, by and between the Company, as the purchaser, and IITRI, as the seller, as in effect on the Closing Date and without giving effect to any subsequent amendment or modification thereto. "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person, but not the Equity Interests of such Person) to any Person (other than the Company or any of its wholly-owned Subsidiaries) other than (i) the licensing of the Company's and its Subsidiaries intellectual property in the ordinary course of business and (ii) the sale of products manufactured by or on behalf of the Company and its Subsidiaries in the ordinary course of business.

        "Authorized Officer" means any of the president, chief financial officer, controller, treasurer or assistant treasurer of the Company, acting singly.

        "Bank Credit Agreement" means the Credit Agreement dated as of December 20, 2002 by and among the Company, various financial institutions party thereto, LaSalle Bank National Association, as agent, as amended, restated, supplemented, refunded, substituted, modified, replaced or refinanced from time to time in accordance with the terms of the Subordination Agreement.

        "Bank Documents" means the Bank Credit Agreement, the Collateral Documents, and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby identified in Schedule II, as the same may be amended, restated, supplemented, refunded, substituted, modified, replaced or refinanced and in effect from time to time, subject to the terms of the Subordination Agreement as set forth in clause (a) of the definition thereof.

        "Bank Lenders" means the financial institutions from time to time who may be lenders under the Bank Credit Agreement and their respective successors and assigns.

        "Bank Obligations" means "Obligations" or other similar term as such term is defined in the Bank Credit Agreement.

        "Bank Secured Obligations" means, collectively, (i) the Bank Obligations and (ii) all Hedging Obligations owing under Hedging Agreements to any Bank Lender or any Affiliate of any Lender, which Hedging Obligations are permitted pursuant to the terms of the Bank Credit Agreement.

        "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) which is intended to be qualified under Section 401(a) of the Code in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

        "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in New York, New York and Chicago, Illinois.

        "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Lease Obligations and Permitted Purchase Money Indebtedness) by the Company and its consolidated Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Company and its Subsidiaries.

        "Capitalized Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        "Capitalized Lease Obligations" means, with respect to any Person, the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by S&P or A3 (or better) by Moody's, and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to (a) investment grade securities (i.e., securities rated at least Baa by Moody's or at least BBB by S&P) and (b) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's (all such institutions being, "Qualified Institutions"); and (iv) commercial paper of Qualified Institutions; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof.

        "Cash Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases), but excluding interest expense not payable in cash (including amortization of discount and financing fees), in each case, as determined in conformity with Agreement Accounting Principles.

        "Change of Control" means an event or series of events by which:

                (a) Any Person (other than IITRI (or any of its direct assignees or transferees) or the ESOT, together with their "affiliates" within the meaning of Rule 12b2 of the Commission under the Exchange Act) shall acquire beneficial ownership (including beneficial ownership resulting from the formation of a "group" within the meaning of Rule13d-5 of the Commission under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the outstanding Capital Stock of the Company, ordinarily having the right to vote at any election of directors; or

                (b) Except as expressly permitted under the terms of this Agreement, the Company consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person in one or a series of transactions, or any Person consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Capital Stock of the Company is reclassified or changed into or exchanged for cash, securities or other property.

        "Change of Control Premium" means an amount equal to 1% of the principal amount of the Notes prepaid as a result of a Change of Control.

        "Closing" and "Closing Date" shall have the respective meanings specified in section 4.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Collateral Documents" means all agreements, instruments and documents provided under the Bank Credit Agreement evidencing liens or securities interests of the Bank Lenders thereunder.

        "Commission" means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

        "Common Stock" means the Common Stock, $.01 par value, of the Company as constituted on the Closing Date and any shares into which such Common Stock shall have been changed or any Shares resulting from any reclassification of such Common Stock.

        "Company" shall have the meaning specified in the first paragraph of this Agreement.

        "Competitor" means any Person which generated at least twenty percent (20%) of its total revenue (on a consolidated basis together with its direct and indirect subsidiary entities and its direct and indirect parent entities) from government contracts in its last fiscal year preceding the proposed transfer, other than any Financial Institution.

        "Consolidated Total Indebtedness" means, as of any date of determination, the total amount of that portion of the Indebtedness of the Company and its Subsidiaries which is interest bearing or with respect to which interest expense accrues or is attributable under Agreement Accounting Principles, including, without limitation, interest bearing accounts payable not payable in the ordinary course of business, notes payable, Contingent Obligations, Capitalized Lease Obligations, reimbursement obligations in respect of commercial letters of credit, and Off-Balance Sheet Liabilities.

        "Contaminant" means any waste, pollutant, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in Environmental, Health or Safety Requirements of Law and any other substance or material defined as regulated by any other Environmental, Health or Safety Requirements of Law.

        "Contingent Obligation" means, as applied to any Person, any Contractual Obligation, contingent or otherwise, of that Person with respect to any indebtedness of another or other obligation or liability of another, including, without limitation, any such indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.

        "Contractual Obligation" means, as applied to any Person, any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

        "Controlled Group" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and
(iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

        "Customary Permitted Liens" means:

                (a) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                (b) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                (c) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Company's or its Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals that do not secure at any time an aggregate amount exceeding $200,000;

                (d) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                (e) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company or any of its Subsidiaries which do not constitute a Default under section 12.1(i) of this Agreement; and (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of business.

        "Default" means any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

        "Disclosed Litigation" is defined in section 6.6 hereof.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Maturity Date.

        "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

        "Domestic Subsidiary" means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America.

        "EBITDAE" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iv) depreciation expense to the extent deducted in computing Net Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus
(vi) cash contributions to the ESOP in respect of the repurchase liability of the Company under the ESOP Plan Documents to the extent deducted in computing Net Income, plus (vii) non-cash ESOP Compensation Expense to the extent deducted in computing Net Income, plus (viii) other extraordinary and nonrecurring non-cash charges to the extent deducted in computing Net Income up to an amount not to exceed $1,500,000, minus (ix) other extraordinary and nonrecurring non-cash credits to the extent added in computing Net Income up to an amount not to exceed $1,500,000, plus (x) non-cash charges classified as minority interest to the extent deducted in computing Net Income, plus (xi) other nonrecurring adjustments and charges to the extent deducted in computing Net Income for periods prior to the Closing Date, plus (xii) non-cash expenses associated with the recognition of the difference between the fair market value of the Warrants and Seller Warrants and the exercise price of the Warrants and Seller Warrants to the extent deducted in computing Net Income, plus (xiii) non-cash Management Compensation Expense to the extent deducted in computing Net Income.

        "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to foreign, federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits, orders or determinations (including administrative orders and consent decrees) of any Governmental Authority regulating, relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

        "Environmental Lien" means a lien in favor of any Governmental Authority for (i) any liability under Environmental, Health or Safety Requirements of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

        "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

        "ERISA Affiliate" means each trade or business (whether or not incorporated) that, together with the Company, would be treated as a single employer under section 4001(b) of ERISA, or that is a member of a group of which the Company is a member and that is a controlled group within the meaning of section 4971(e)(2)(B) of the Code.

        "ESOP" means the employee benefit plan titled "The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan" and adopted and maintained by the Company pursuant to the applicable ESOP Plan Documents.

        "ESOP Compensation Expense" means, for any period, expenses charged with respect to the ESOP to Net Income for such period in accordance with Agreement Accounting Principles.

        "ESOP Fiduciary" means the named fiduciary under ERISA of the ESOP. As of the Closing Date, the ESOP Fiduciary is the ESOP Committee of the Company.

        "ESOP Plan Documents" means, collectively, the documents identified in
Exhibit 11.1.5 to this Agreement and the ESOT Transaction Documents, each as may be amended, supplemented or modified as provided herein.

        "ESOT" means the trust titled "The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust" and adopted and maintained by the Company pursuant to the applicable ESOP Plan Documents.

        "ESOT Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of December 20, 2002, by and between the Borrower and the ESOT Trustee, as in effect on the Closing Date.

        "ESOT Transaction" means the series of transactions contemplated by and described in the ESOT Transaction Documents, including but not limited to the ESOT's purchase of up to 100% of the Capital Stock of the Company pursuant to the ESOT Stock Purchase Agreement.

        "ESOT Transaction Documents" means, collectively, the ESOT Stock Purchase Agreement and the other documents identified on Exhibit 11.1.6 to this Agreement, as each may be amended, supplemented or modified as provided herein.

        "ESOT Trustee" means the trustee of the ESOT. As of the Closing Date the ESOT Trustee is State Street Bank and Trust Company.

        "Event of Default" shall have the meaning specified in section 12.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

        "Financial Institution" means any insurance company, bank, trust company, pension fund (whether private, public or governmental), mutual fund or any other entity which is primarily engaged in the business of investing for its own account or accounts of others in debt or equity securities of issuers that are not Affiliates of the Company, regardless of whether or not such Financial Institution has an investment in a person or entity that generated at least 20% of its total revenue from government contracts; provided that not more than 50% of the Voting Stock of such Financial Institution is owned and controlled, directly or indirectly, by a person or entity that generated at least 20% of its total revenue on a consolidated basis from government contracts.

        "Financing" means, with respect to any Person, the issuance or sale by such Person of any Disqualified Stock, Equity Interests of such Person or any Indebtedness consisting of debt securities of such Person.

        "Fixed Charge Coverage Ratio" is defined in section 10.4(c).

        "Foreign Subsidiary" means a Subsidiary of the Company which is not a Domestic Subsidiary.

        "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

        "Government Contract" means any prime contract of the Company or any direct or indirect subsidiary of the Company with a Governmental Authority or any sub-contract of the Company and its direct or indirect Subsidiaries with any other Person with respect to any contract with a Governmental Authority.

        "Guaranty" means each of that certain Guaranty in substantially the form of Exhibit 2(d) attached hereto, executed and delivered by Subsidiary Guarantors from time to time as amended, restated, supplemented or otherwise modified from time to time.

        "Hedging Agreements" is defined in section 10.3(p).

        "Hedging Arrangements" is defined in the definition of Hedging Obligations below.

        "Hedging Obligations" means, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions ("Hedging Arrangements"), and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

        "holders of Secured Obligations" has the meaning set forth in the Bank Credit Agreement.

        "IITRI" means IIT Research Institute, a not-for-profit Illinois corporation ("IITRI") controlled by the Illinois Institute of Technology, a not-for-profit Illinois corporation ("IIT").

        "IITRI Acquisition" means the acquisition by the Company of the Acquired Business pursuant to the Acquisition Documents.

        "Incentive Arrangements" means warrants, any stock ownership, restricted stock, stock option, stock appreciation rights plans, "phantom" stock plans, deferred compensation arrangements, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the retention of directors, executives, officers or employees of the Company and its Subsidiaries.

        "Indebtedness" means, with respect to any Person, without duplication, such Person's (i) obligations for borrowed money, including, without limitation, subordinated indebtedness, (ii) obligations representing the deferred purchase price of property or services rendered, including, without limitation earn-outs and other similar forms of contingent purchase prices (but excluding accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, other instruments, letters of credit or letter of credit reimbursement arrangements, (v) Capitalized Lease Obligations,
(vi) Contingent Obligations, (vii) obligations with respect to letters of credit, (viii) the net mark-to-market exposure under all Hedging Arrangements,
(ix) Off-Balance Sheet

Liabilities, and (x) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be, without duplication, (a) the outstanding balance at such date of all unconditional obligations as described above and the reasonably anticipated liability of any such Contingent Obligations at such date and (b) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

        "Indemnified Costs" shall have the meaning specified in section 18.

        "Indemnitee" shall have the meaning specified in section 18.

        "Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees and the discount or implied interest component (or other fees or charges in securitization transactions) of Off-Balance Sheet Liabilities), and net payments (if any) pursuant to Hedging Arrangements relating to interest rate protection, all as determined in conformity with Agreement Accounting Principles.

        "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness owing to such Person arising from a sale of property by such other Person other than in the ordinary course of its business.

        "Investment IRR" shall have the meaning specified in section 8.2.

        "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

        "Junior Subordinated Notes" means (a) any unsecured Indebtedness of the Company and/or any of its Subsidiaries which has been subordinated to the Notes and the Note Guarantees upon terms of subordination approved in writing by the Required Holders of the Notes and (b) the Seller Notes.

        "LaSalle" means LaSalle Bank National Association, in its individual capacity, and its successors.

        "Leverage Ratio" is defined in section 10.4(b).

        "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

        "Management Compensation Expenses" means, for any period, expenses charged to Net Income for such period with respect to stock appreciation rights plans, "phantom" stock plans, the Junior Subordinated Notes and accretion of the Seller Warrants, in each case in connection with the retention of directors, executives, officers or employees of the Company and its Subsidiaries, in accordance with Agreement Accounting Principles.

        "Margin Stock" shall have the meaning ascribed to such term in Regulation U.

        "Material Adverse Effect" means a material adverse effect upon (i) the business, assets, condition (financial or otherwise), operations, performance, properties, results of operations or prospects of the Company, any Subsidiary Guarantor, or the Company and its Subsidiaries in each case taken as a whole,
(ii) the ability of the Company, any Subsidiary Guarantor or the Company and its Subsidiaries to perform their respective obligations under this Agreement and the other Operative Documents, (iii) the ability of the Holders to enforce their respective obligations under this Agreement and the other Operative Documents, or (iv) the validity or enforceability of this Agreement, other Operative Documents, or the rights or remedies of the Holders hereunder and thereunder.

        "Material Subsidiary" shall mean, in respect of the Company, any Subsidiary that (a) has total assets (determined as of the last day of the most recently completed fiscal quarter in accordance with Agreement Accounting Principles) which constitute ten percent (10%) or more of the total assets of the Company and its consolidated Subsidiaries as of such date of determination, or (b) has revenue (determined as of the last day of the most recently completed fiscal quarter for the four-quarter period then ending in accordance with Agreement Accounting Principles) which constitutes five percent (5%) or more of the revenue of the Company and its consolidated Subsidiaries for such period, or
(c) has EBITDAE (determined as of the last day of the most recently completed fiscal quarter for the four-quarter period then ending in accordance with Agreement Accounting Principles) which constitutes five percent (5%) or more of the revenue of the Company and its consolidated Subsidiaries for such period, or
(d) has EBITDAE (determined as of the last day of the most recently completed fiscal quarter for the four-quarter period then ending in accordance with Agreement Accounting Principles) which constitutes five percent (5%) or more of the EBITDAE of the Company and its consolidated Subsidiaries for such period; provided that if (i) a Material Subsidiary no longer satisfies any condition set forth above and (ii) the Board of Directors of the Company determines that such Subsidiary is not material to the consolidated financial condition or operations of the Company and its Subsidiaries and the holders of Notes shall have received written notice of such determination from the Company, and (iii) no Event of Default shall be continuing, then for so long as such Subsidiary satisfies none of the conditions in clauses (a) through (d) above, such Subsidiary shall not be a Material Subsidiary.

        "Maturity Date" means December 20, 2008.

        "Moody's" means Moody's Investors Service, Inc. "Multiemployer Plan" means a

        "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Company or any member of the Controlled Group.

        "Net Cash Proceeds" means, with respect to any Asset Sale or Financing by any Person, cash or Cash Equivalents (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) or Financing, after (i) provision for all income or other taxes measured by or resulting from such Asset Sale or Financing, (ii) payment of all brokerage commissions and other fees and expenses and commissions related to such Asset Sale or Financing, and (iii) deduction of all amounts used to repay Indebtedness (and any premium or penalty thereon) secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness or by applicable law) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness).

        "Net Income" means, for any period, an amount equal to the net earnings (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

        "Non-ERISA Commitments" means

                (a) each pension, medical, dental, life, accident insurance, disability, group insurance, sick leave, profit sharing, deferred compensation, bonus, stock option, stock purchase, retirement, savings, severance, stock ownership, performance, incentive, hospitalization or other insurance, or other welfare, benefit or fringe benefit plan, policy, or trust; and

                (b) each employee collective bargaining agreement and each agreement, understanding or arrangement of any kind, with or for the benefit of any present or prior officer, director, employee (including, without limitation, each employment, compensation, deferred compensation, severance arrangement and any agreement or arrangement associated with a change in control of the Company or any member of the Controlled Group);

                (c) to which the Company or any member of the Controlled Group is a party or with respect to which the Company or any member of the Controlled Group is or will be required to make any payment other than any Plans.

        "Notes" shall have the meaning specified in section 2.

        "Off-Balance Sheet Liabilities" means, with respect to any Person, (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables sold by such Person or any of its Subsidiaries, (ii) any liability of such Person or any of its Subsidiaries under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person (iii) any liability of such Person or any of its

Subsidiaries under any financing lease or so-called "synthetic lease" or "tax ownership operating lease" transaction, or (iv) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries.

        "Officers' Certificate" means a certificate signed on behalf of the Company by an Authorized Officer.

        "Operative Documents" means this Agreement, the Securities, the Note Guarantees, the Rights Agreement, the Subordination Agreements, and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

        "Organizational Documents" means, as applied to any Person, the certificate of incorporation, articles of incorporation or certificate of formation, by-laws or operating agreement and any other applicable organizational document of such Person.

        "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

        "Permitted Acquisition" is defined in section 10.3(g).

        "Permitted Existing Contingent Obligations" means the Contingent Obligations of the Company and its Subsidiaries identified as such on Exhibit
11.1.1 to this Agreement.

        "Permitted Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries identified as such on Exhibit 11.1.2 to this Agreement.

        "Permitted Existing Investments" means the Investments of the Company and its Subsidiaries identified as such on Exhibit 11.1.3 to this Agreement.

        "Permitted Existing Liens" means the Liens on assets of the Company and its Subsidiaries identified as such on Exhibit 11.1.4 to this Agreement.

        "Permitted Purchase Money Indebtedness" is defined in section 10.3(a)(viii).

        "Permitted Refinancing Indebtedness" means any replacement, renewal, refinancing or extension of any Indebtedness permitted under section 10.3(a)(ii) or 10.3(a)(iii) that (i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended,
(iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, subordination, events of default and remedies), taken as a whole, materially less favorable to the Company, its Subsidiaries or the holders of the Notes than those applicable to the Indebtedness being replaced, renewed, refinanced or extended, subject to the terms of the Subordination Agreements.

        "Permitted Senior Additional Indebtedness" means $72,000,000, less the sum of (i) all regularly scheduled or optional payments on the Term Loans (as defined in the Bank Credit Agreement) actually made, (ii) all regularly scheduled or optional payments on the Revolving Loans (as defined in the Bank Credit Agreement) to the extent the aggregate Revolving Loan Commitment (as defined in the Bank Credit Agreement) is reduced as a result of such payment, plus (A) all other mandatory prepayments of the Term Loans actually made (other than in connection with a refinancing agreement (a "Refinancing Agreement") thereof, and any guaranty of the Bank Secured Obligations under the Bank Credit Agreement or any Refinancing Agreement, whether now existing or hereinafter arising whether such obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including, without limitation, interest and fees accruing pre-petition or post-petition at the rate or rates prescribed in the Bank Credit Agreement or Refinancing Agreement and costs, expenses and attorneys' and paralegals' fees, whenever incurred (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding); plus (B) all obligations under interest rate or foreign currency hedging, swap, cap, collar or similar agreements of the Company and its Material Subsidiaries to the Bank Lenders, in each case within the meaning of the Senior Subordination Agreement, entered into to hedge the actual or anticipated interest rate or foreign currency exposure with respect to the Bank Credit Agreement and which are non-speculative in nature, whether now existing or hereinafter arising directly between the Company and its Material Subsidiaries and the Bank Lenders, or acquired outright, conditionally or as collateral security from another by the Bank Lenders, together with any guaranty of such obligations by any Loan Party, (within the meaning of the Subordination Agreement set forth in clause (a) of the definition of Subordination Agreements) obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including, without limitation, interest and fees accruing pre-petition or post-petition at the rate or rates prescribed in the applicable agreement and costs, expenses and attorneys' and paralegals' fees whenever incurred (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding); plus (C) amounts disbursed or advanced (including, without limitation, in connection with the provision of any financing or other financial accommodations pursuant to Section 364 of the United States Bankruptcy Code) by the Bank Lenders, which in their good faith discretion they deem necessary or desirable to preserve or protect any Collateral (as defined in the Bank Credit Agreement) or to enhance the likelihood or maximize the amount of repayment of the amounts outstanding under the Bank Credit Agreement, in an amount not to exceed $1,000,000, including, but not limited to all protective advances, costs, expenses and attorneys' and paralegals' fees, whenever made, advanced or incurred by the Bank Lenders in connection with the Senior Credit Agreement or the Collateral.

        "Person" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

        "Plan" means an employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Company or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

        "Purchase Price" means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, the value of any Capital Stock or other Equity Interests of the Company or any Subsidiary issued as consideration for such Acquisition, all Indebtedness, liabilities and Contingent Obligations incurred or assumed in connection with such Acquisition and all transaction costs and expenses (including all investment banking and other consultant fees and expenses) incurred in connection with such Acquisition.

        "Qualified IPO" shall have the meaning specified in section 8.2.

        "Qualified IPO Closing Date" shall have the meaning specified in section 8.2.

        "Receivable(s)" means and includes all of the Company's and the Subsidiary Guarantors' presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company or any Subsidiary Guarantor to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

        "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as form time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

        "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

        "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

        "Rentals" means for any Person, for any period, the aggregate fixed amounts paid by such Person on a consolidated basis with its Subsidiaries under any lease of real or personal property and deducted in computing Net Income for such period in accordance with Agreement Accounting Principles.

        "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

        "Required Holders" as applied to describe the requisite holder or holders of any class of the Securities, shall mean, at any date, the holder or holders of 51% or more in interest of such class of Securities at the time outstanding (excluding all Securities at the time owned by the Company or any Affiliate of the Company).

        "Requirements of Law" means, as to any Person, the Organizational Documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

        "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Company now or hereafter outstanding, except a dividend payable solely in the Company's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment (by setoff or otherwise) or other acquisition for value, direct or indirect, of any Indebtedness other than the Obligations, and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Company or any of its Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (v) any payment of management fees owing to any holder of Capital Stock of the Company or any of its Subsidiaries or investment banking fees (or other fees of a similar nature) other than pursuant to a Permitted Acquisition,
(vi) any payment in respect of a purchase price adjustment, earn-out or other similar form of contingent purchase price (by setoff or otherwise), (vii) any payment or prepayment

(whether consisting of principal, interest, premium or otherwise) with respect to the Seller Notes or any other subordinated Indebtedness permitted under section 10.3(a), and (viii) any contribution or other payment (other than in Capital Stock) of any type by the Company or any of its Subsidiaries to the ESOT.

        "Revolving Credit Obligations" or similar term, has the meaning set forth in the Bank Credit Agreement.

        "Revolving Loan" has the meaning set forth in the Bank Credit Agreement.

        "Rights Agreement" shall have the meaning specified in section 5.3(e).

        "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

        "Securities" means the Notes, the Warrants and, unless the context clearly requires otherwise, the Warrant Shares, each of which is a "Security".

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Seller Note Securities Purchase Agreement" means the Seller Note Securities Purchase Agreement, dated as of December 20, 2002, among the Company and the holders set forth in Schedule I thereto, as amended or modified in accordance with the terms of the Subordination Agreement.

        "Seller Notes" means those certain 6% Junior Subordinated Notes due 2010, issued by the Company to IITRI in the aggregate principal amount of $39,900,000 pursuant to the Asset Purchase Agreement, as amended, supplemented or modified in accordance with section 10.3(bb) hereof.

        "Seller Warrants" means warrants of the Company evidencing rights to purchase 1,080,436.80 shares of the Company's Common stock (subject to adjustment) issued pursuant to the terms of the Seller Note Securities Purchase Agreement to the holders of the Company's Seller Notes and includes any warrants issued in exchange therefor or in replacement thereof.

        "Seller Warrant Shares" means any Shares or other securities issued or issuable upon exercise of any Seller Warrant pursuant to the terms and conditions of such Seller Warrant, each of which is a "Seller Warrant Share".

        "Senior Leverage Ratio" is defined in section 10.4(a).

        "Shares" of any Person shall include any and all shares of capital stock, partnership interests, membership interests, or other shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person.

        "Solvent" means, when used with respect to any Person, that at the time of determination:

                (a) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

                (b) it is then able and expects to be able to pay its debts as they mature; and

                (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

        With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the present value of the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can reasonably be expected to become an actual or matured liability.

        "Source" shall have the meaning specified in section 23.

        "Subordination Agreements" means, collectively, (a) that certain Subordination Agreement dated as of the date hereof by and among the Company, the holders of the Notes and LaSalle Bank National Association, as agent, and
(b) that certain Subordination Agreement dated the date hereof by and among the Company, the holders of the Notes and the holders of the Seller Notes.

        "Subsidiary" means, with respect to any Person, (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a Subsidiary of the Company.

        "Subsidiary Guarantee" shall have the meaning specified in section 2.

        "Subsidiary Guarantor(s)" means (i) each of the Company's Material Subsidiaries; (ii) all other Material Subsidiaries which become Subsidiary Guarantors in satisfaction of the provisions of section 10.2(k) and (iii) any Subsidiary of the Company which has executed a guaranty under the Bank Agreement, in each case, and together with their respective successors and assigns.

        "Term Loans" has the meaning set forth in the Bank Credit Agreement.

        "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Company or any member of the Controlled Group which, in either event, could reasonably be expected to have a Material Adverse Effect or otherwise result in liability to the Company or any of its Subsidiaries that are members of the Controlled Group in an amount in excess of $1,500,000; (iii) the imposition of an obligation on the Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA;
(iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan; (v) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan, which could reasonably be expected to have a Material Adverse Effect or otherwise result in liability to the Company or any of its Subsidiaries in an amount in excess of $1,500,000.

        "Transaction Documents" means this Agreement, the other Operative Documents, the Bank Documents, and the documents executed and delivered, or adopted, by the Company or any of its Subsidiaries or the ESOT Trustee or the ESOP Fiduciary in connection with the IITRI Acquisition, the ESOT Transaction and the issuance of the Seller Notes, including, without limitation, the Asset Purchase Agreement, the ESOT Agreements, the ESOP Plan Documents, the Seller Notes, the Warrants and the Seller Warrants.

        "U.S. Qualified Persons" means those persons that (i) are defined in the U.S. persons in Section 7701(a)(3) of the Code and (ii) are U.S. citizens or entities organized under U.S. federal or state laws which are not owned, controlled or influenced, directly or indirectly, by a foreign person (or term of like meaning) under the National Industrial Security Program Operating Manual (or any successor document) as amended from time to time.

        "Voting Stock" shall mean Shares of a Person having ordinary voting power for the election of a majority of the members of the board of directors of the Person, other than Shares having such power only by reason of the happening of a contingency.

        "Warrant Shares" means any Shares (or Other Securities (as defined in the Warrants)) issued (or issuable, as applicable) upon exercise of any Warrants, each of which is a "Warrant Share".

        "Warrants" shall have the meaning specified in section 2.

        "Weighted Average Life to Maturity" of any Indebtedness or obligation shall mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of such Indebtedness or obligation by the then outstanding principal amount of such Indebtedness or obligation. For purposes of this definition, the "Remaining Dollar-years" of any Indebtedness or obligation shall mean, at any date, the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

        11.2 OTHER DEFINITIONS. The terms defined in this section 11.2, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

                "this Agreement" (and similar references to any of the other Operative Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and "thereof"), "hereunder" (and "thereunder") and words of similar import shall refer to, such instruments as they may from time to time be amended, modified or supplemented.

                "beneficial ownership" of any Shares or other securities of any Person shall be determined in the manner set forth in Rule 13d-3 of the Commission under the Exchange Act.

                a "class" of Securities shall refer to the Notes, the Warrants and/or the Warrant Shares, as the case may be, each of which is a separate class.

                "corporation" shall include an association, joint stock company, business trust or other similar organization.

                "premium" when used in conjunction with references to principal of and interest on the Notes, shall mean any amount due upon any payment or prepayment of any of the Notes, other than principal and interest, and shall include the premium specified in section 8.1.

        11.3 ACCOUNTING TERMS AND PRINCIPLES; LAWS.

                (a) All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with Agreement Accounting Principles, all computations made pursuant to this Agreement shall be made in accordance with Agreement Accounting Principles, provided that if the Company notifies the holders of the Notes that it wishes to amend any covenant in section 10 to eliminate or to take into account the effect of any change in Agreement Accounting Principles on the operation of such covenant (or if the Required Holders of the Notes notify the Company that they wish to amend section 14 for such purpose), then compliance with such covenant shall be determined on the basis of Agreement Accounting Principles in effect immediately before the relevant change in Agreement Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Holders of the Notes. All financial statements shall be prepared in accordance with Agreement Accounting Principles.

                (b) All references herein to laws, statutes, rules and regulations shall, unless the context clearly requires otherwise, be deemed to refer to any law, statute, rule, regulation and any other governmental restriction, standard and/or requirement promulgated, issued and/or enforced by any domestic or foreign federal, state or local government, governmental agency, authority, court, instrumentality or regulatory body, including, without limitation, those of the United States of America or any state thereof or the District of Columbia.

        11.4 SINGULAR AND PLURAL FORMS; ACCOUNTING TERMS. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

        11.5 REFERENCES. Any references to the Company's Subsidiaries shall not in any way be construed as consent by the holders of the Notes to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

12.     EVENTS OF DEFAULT; REMEDIES.

        12.1 EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY. If any one or more of the following events ("Events of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                (a) if default shall be made in the due and punctual payment of all or any part of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise; or

                (b) if default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable and such default shall have continued for a period of three Business Days; or

                (c) if (i) default shall be made in the performance or observance of any covenant, agreement or condition contained in section 10.1 or
10.2 and such default shall continue unremedied for ten (10) Business Days after the occurrence thereof or (ii) default shall be made in the performance or observance of any covenant, agreement or condition contained in section 10.3 or 10.4; or

                (d) if default shall be made in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement or any of the other Operative Documents (other than as covered by paragraphs
(a), (b) and (c) of this Section 12.1) and such default shall have continued for a period of 30 days after the occurrence thereof; or

                (e) if an involuntary case shall be commenced against the Company or any of the Company's Material Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of the Company's Material Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.; or

                (f) if a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of the Company's Subsidiaries or over all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of the Company's Subsidiaries or of all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of the Company's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance provided that such Event of Default shall not arise in respect of any Subsidiary of the Company that is not a Material Subsidiary and for which a waiver of any Event of Default (or similar term within the meaning of the Bank Credit Agreement) arising from the foregoing events has been granted to the Company by the requisite percentage of Bank Lenders pursuant to the Bank Credit Agreement prior to the expiry of the preceding sixty (60) day period; or

                (g) if the Company or any of the Company's Subsidiaries shall
(i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing; provided that such Event of Default shall not arise in respect of any Subsidiary of the Company that is not a Material Subsidiary and for which a waiver of any Event of Default (or similar term within the meaning of the Bank Credit Agreement) arising from the foregoing events has been granted to the Company by the requisite percentage of Bank Lenders pursuant to the Bank Credit Agreement prior to taking any of the foregoing actions; or

                (h) if the Company or any of its Subsidiaries shall fail to (i) make any payment due on any Indebtedness (other than the Notes or the Senior Bank Obligations) or other obligation (including any in respect of any lease or any Capital Stock upon the exercise by any Person of any put or call option or other similar right of redemption or repurchase with regard to such Shares) when due (subject to applicable grace periods), if the aggregate outstanding amount thereof (and of any other Indebtedness or other obligation as to which the Company or any of its Subsidiaries is in default) exceeds $6,000,000 (or the equivalent thereof, as at any date of determination, in any other currency) or
(ii) perform, observe or discharge any covenant, condition or obligation in any agreement, document or instrument evidencing, securing or relating to such Indebtedness or other obligation, if the effect of any such failure of the character described in this clause (ii) is to cause, or permit such Person to cause, any payment in an aggregate amount of $6,000,000 (or the equivalent thereof, as at any date of determination, in any other currency) or more to become due and payable, or if any such Indebtedness or other obligation in an aggregate amount of $6,000,000 (or the equivalent thereof, as at any date of determination, in any other currency) or more shall become due and payable by its terms and shall not be paid or extended; or

                (i) if a final judgment for the payment of money which, together with all other outstanding final judgments for the payment of money against the Company or any of its Subsidiaries, exceeds an aggregate of $1,500,000 (or the equivalent thereof, as at any date of determination, in any other currency) shall be rendered by a court of record against the

Company or any of its Subsidiaries, and the Company or any of its Subsidiaries shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof and within such period of 30 days, or such longer period during which execution of such judgment shall have been stayed, move to vacate such judgment or appeal therefrom and cause the execution thereof to be stayed pending determination of such motion or during such appeal; or

                (j) if any representation or warranty made by or on behalf of the Company or any of its Subsidiaries in this Agreement or in any of the other Operative Documents or in any agreement, document or instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been materially false or incorrect on the date as of which made; or

                (k) if, at any time, this Agreement or any of the other Operative Documents shall for any reason (other than the scheduled termination thereof in accordance with its terms) expire, fail to be in full force and effect or be disaffirmed, repudiated, canceled, terminated or declared to be unenforceable, null and void; or

                (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,500,000 (or the equivalent thereof, as at any date of determination, in any other currency), (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any Subsidiary of the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company and/or its Subsidiaries thereunder, or (vii) any termination Event occurs; and any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

                (m) acceleration of any Indebtedness under the Bank Credit Agreement or the Seller Notes, subject to the terms of the Subordination Agreements; or

                (n) the IRS shall notify Borrower in writing that it has made a final determination not subject to cure that the ESOP is not a qualified plan and employee stock ownership plan within the meanings of Section 401(a) and 4975(e)(7), respectively, of the Code;

then, in the case of any Event of Default (other than one of the character described in subdivisions (e), (f) or (g) of this section 12.1 with respect to the Company or any Material Subsidiary) and at the option of the Required Holders of the Notes at the time outstanding

(excluding any Notes at the time owned by any of the Company or any of its Affiliates), exercised by written notice to the Company, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding
(i) the entire principal of and interest accrued on the Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the premium that would be payable upon a prepayment of the Notes pursuant to section
8.1 at such time, as liquidated damages and not as a penalty; provided that, in the case of an Event of Default of the character described in subdivisions (a) or (b) of this section 12.1 and irrespective of whether all of the Notes have been declared due and payable by the Required Holders of the Notes at the time outstanding, any holder of Notes who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder, by written notice to the Company, declare all Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to such holder (i) the entire principal of and interest accrued on such Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the premium that would be payable upon a prepayment of the Notes pursuant to section 8.1 at such time, as liquidated damages and not as a penalty; provided, further, that, in the case of an Event of Default of the character described in subdivisions (e), (f) or (g) of this section 12.1 with respect to the Company or any Material Subsidiary, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the premium that would be payable upon a prepayment of the Notes pursuant to section 8.1 at such time, as liquidated damages and not as a penalty.

                Notwithstanding the foregoing provisions, at any time after the occurrence of any Event of Default and of notice thereof, if any, by any holder or holders of Notes and before any judgment, decree or order for payment of the money due has been obtained by or on behalf of any holder or holders of the Notes, the Required Holders of the Notes by written notice to the Company, may rescind and annul such Event of Default and/or notice of such Event of Default and the consequences thereof with respect to all of the Notes (including any Notes which were accelerated pursuant to the first proviso in the preceding paragraph by any holder or holders on account of an Event of Default of the character described in subdivision (a) or (b) of this section 12.1) if:

                (1) the Company has paid a sum sufficient to pay

                        (A) all overdue installments of interest on all Notes at
                the rate specified in the Notes;

                        (B) the principal of (and premium, if any, on) any Notes
                which have become due otherwise than by such Event of Default or notice thereof and interest thereon at the rate for overdue amounts specified in such Notes; and

                        (C) to the extent that payment of such interest is
                lawful, interest upon overdue interest at the rate for overdue amounts specified in such Notes; and

                (2) all Defaults and Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided in section 12. No such rescission shall affect any subsequent default or impair any right consequent thereon.

        12.2 SUITS FOR ENFORCEMENT, ETC. In case any one or more of the Events of Default specified in section 12.1 shall have occurred, and irrespective of whether any Notes have become or have been declared immediately due and payable under section 12.1, the holder of any Note may proceed to protect and enforce its rights either by suit in equity or by action at law, or both. The Company stipulates that the remedies at law of the holder or holders of the Securities in the event of any default or threatened default by the Company in the performance of or compliance with any covenant or agreement in this Agreement or any of the other Operative Documents are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against a violation thereof or otherwise.

        12.3 NO ELECTION OF REMEDIES. No remedy conferred in this Agreement or in any of the other Operative Documents upon the holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

        12.4 REMEDIES NOT WAIVED. No course of dealing between the Company and/or any of its Subsidiaries, on the one hand, and any holder of any Security, on the other hand, and no delay by any such holder in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any such holder.

        12.5 APPLICATION OF PAYMENTS. In case any one or more of the Events of Default specified in section 12.1 shall have occurred, all amounts to be applied to the prepayment or payment of any Notes, shall be applied, after the payment of all related costs and expenses incurred by the holders of the Notes (including, without limitation, compensation to any and all trustees, liquidators, receivers or similar officials and reasonable fees, expenses and disbursements of counsel) first to premium, if any, then to interest and then to the principal amount.

13. REGISTRATION, TRANSFER AND EXCHANGE OF SECURITIES. Securities issued hereunder shall be issued in registered form. The Company shall keep at its principal executive office (which is now located at the address set forth at the beginning of this Agreement), registers in which it shall provide for the registration and transfer of the Securities. The name and address of each holder of the Securities shall be registered in such registers. The Company shall give to any institutional holder of any Security promptly (but in any event within 10 days) following request therefor, a complete and correct copy of the names and addresses of all registered holders of the Securities issued by it and the amount and kind of Securities held by each. Whenever any Security or Securities shall be surrendered for transfer or exchange, the Company(ies) that issued such Security, at its expense, will execute and deliver in exchange therefor a new Security or Securities (in such denominations and registered in such name or names as may be requested by the holder of the surrendered Security or Securities), in the same aggregate unpaid principal amount (in the case of the Notes) or exercisable for the same aggregate number of Shares (in the case of any Warrants) or in the same aggregate number of Shares (in the case of any Warrant Share), as applicable, as that of the Security or Securities so surrendered. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may treat the Person in whose name any Security is registered as the owner of such Security for all purposes.

14. REPLACEMENT OF SECURITIES. Upon receipt of satisfactory evidence of the loss, theft, destruction or mutilation of any Security and (in the case of loss, theft or destruction) of satisfactory indemnity, and (in the case of mutilation) upon surrender of such Security, the Company(ies) that issued such Security at its (or their) expense, will execute and deliver in lieu of such Security a new Security of like tenor and, in the case of any new Note, dated so as not to result in any loss of interest. Your unsecured agreement to indemnify and/or affidavit and that of any other institutional holder shall constitute satisfactory indemnity and/or satisfactory evidence of loss, theft or destruction for the purpose of this section 14.

15. APPOINTMENT OF DIRECTORS. As provided in the Rights Agreement and subject to the terms thereof, (a) the Required Holders of the Notes shall have the right to nominate one member of the board of directors of the Company, provided that such nominee satisfies the eligibility criteria for board members of the Company (as in effect on the Closing Date) and provided further that the Company's board of directors shall consist of no more than twelve members, (b) the ESOT trustee shall vote the ESOP's shares in favor of such nominee, subject to the trustee's fiduciary obligations, and (c) the right granted under the Rights Agreement with respect to the nomination of one member of the board of directors shall exist until the earlier of (i) repayment in full of the Notes or
(ii) a Qualified IPO.

16.     AMENDMENT AND WAIVER.

                (a) Any term of this Agreement and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Company, be amended, or compliance therewith may be waived, in writing only, by the Required Holders of each class of Securities entitled to the benefits of such term, provided that (i) without the consent of the holders of all of the Notes at the time outstanding, no such amendment or waiver shall (A) change the amount of the principal of or any rate of interest on or the amount of any premium payable with respect to any of the Notes or change the payment terms of any of the

Notes, or, except as provided in the Notes (and the Note Guarantees), subordinate the obligation of the Company (or any Subsidiary Guarantor) to pay any amount due on the Notes (or on the Note Guarantees) to any other obligation, or (B) change the percentage of holders of Notes required to approve any such amendment, effectuate any such waiver or accelerate payment of the Notes. Executed or true and correct copies of any amendment, waiver or consent effected pursuant to this section 16 shall be delivered by the Company to each holder of Securities forthwith (but in any event not later than five days) following the effective date thereof.

                (b) The Company will not, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Operative Documents unless each holder of the Securities (irrespective of the kind and amount of Securities then owned by it) shall be informed thereof by the Company and, if such holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto and, if such offer is accepted by such holder, shall be offered and paid such remuneration and granted such security on the same terms.

                (c) In determining whether the requisite holders of Securities have given any authorization, consent or waiver under this section 16, any Securities owned by the Company or any of their respective Affiliates shall be disregarded and deemed not to be outstanding.

17. METHOD OF PAYMENT OF SECURITIES. Irrespective of any provision hereof or of the other Operative Documents to the contrary, so long as you or any other institutional holder shall hold any Security, all payments due on such Security shall be made to you or such other institutional holder by the method and at the address for such purpose specified in Schedule I attached hereto or by such other method or at such other address as you or such institutional holder may designate in writing (given as provided in section 20), without requiring any presentation or surrender of such Security, except that if any Security shall be paid, prepaid and/or repurchased in full, such Security shall be surrendered to the Company(ies) that issued such Security promptly following such payment, prepayment or repurchase and canceled.

18. EXPENSES; INDEMNITY. The Company will (without duplication as to any holder), jointly and severally, pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold you (and each other holder of any of the Securities) and each of your (and such other holder's) directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnitee") harmless in respect of all reasonable costs, losses, expenses (including, without limitation, the reasonable fees, costs, expenses and disbursements of counsel) and damages (collectively, "Indemnified Costs") incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Agreement or any of the other Operative Documents (including, without limitation, so-called work-outs and/or restructurings and all amendments, waivers and consents hereunder and thereunder, whether or not effected) and/or the consummation of the transactions contemplated hereby and thereby or which may otherwise be related in any way to this Agreement or any other Operative Documents or such transactions or such Indemnitee's relationship to the Company or any of their respective

Affiliates or any of their respective properties and assets arose solely and directly as a result of the gross negligence, willful misconduct or bad faith of such Indemnitee.

19. TAXES. The Company will pay all taxes and fees (including interest and penalties), including, without limitation, all issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Operative Documents.

20. COMMUNICATIONS. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be delivered
(a) by hand, (b) by mail, certified mail, return receipt requested, or (c) by facsimile to the party to be notified, at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by prior written notice to the other party. Unless otherwise provided herein, notices shall be deemed to have been given and served (a) where delivered by hand, at time of delivery, (b) where delivered by mail, on acknowledgement of receipt as shown by the date indicated on the return receipt as having been received, and (c) where delivered by facsimile, 24 hours after transmission confirmation by the transmitting machine unless within those 24 hours the intended recipient has informed the sender that the transmission was received in an incomplete or unreadable form, or the transmission report of the sender indicates a faulty or incomplete transmission. If such receipt is on a day that is not a working day or is later than 5 p.m. (local time) on a working day, the notice shall be deemed to have been given and served on the next working day. Any such communication must be sent (i) if to the Company (or any Subsidiary of the Company), to the Company (or such Subsidiary) at:

                      Alion Science and Technology Corporation
                      1750 Tysons Boulevard
                      Suite 1300
                      McLean, VA 22102
                      Attention: Stephen Trichka, Esq.
                      Telecopy No.: (703) 714-6508

                      with a copy (which shall not constitute notice) to:

                      Baker & McKenzie
                      815 Connecticut Avenue, N.W.
                      Washington, D.C.  20006
                      Attention: Marc R.  Paul
                      Telecopy No.: (202) 452-7074

or at such other address (or telecopy number) as may be furnished in writing by the Company to each holder of any Security and (ii) if to you, at your address for such purpose set forth in Schedule I attached hereto, with a copy (which shall not constitute notice) to:

                      McDermott, Will & Emery
                      227 West Monroe
                      Suite 4700
                      Chicago, IL 60606

                      Attention: Michael L.  Boykins, Esq.
                      Telecopy No.: (312) 984-7700

and if to any other holder of any Security, at the address of such holder as it appears on the applicable register maintained pursuant to section 13, or at such other address as may be furnished in writing by you or by any other holder to the Company. Communications under this section 20 shall be deemed given only when actually received.

21. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES, ETC. All agreements, representations and warranties of the Company contained herein and in the other Operative Documents shall be deemed to have been relied upon by you and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the Securities and payment therefor and any disposition of the Securities by you, whether or not any investigation at any time is made by you or on your behalf. All indemnification provisions, shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

22. SUCCESSORS AND ASSIGNS; RIGHTS OF OTHER HOLDERS. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Company and you, successors to the Company and your successors and permitted assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof. The Company may not assign any of their rights or obligations hereunder or under any of the other Operative Documents without the written consent of the Required Holders of each class of Securities then outstanding.

23.     PURCHASE FOR INVESTMENT; ERISA.

                (a) You represent and warrant (i) that you have been furnished with all information that you have requested for the purpose of evaluating your proposed acquisition of the Notes to be issued to you pursuant hereto, (ii) that you will acquire such Notes for your own account for investment and not for distribution in any manner that would violate applicable securities laws, but without prejudice to your rights to dispose of such Notes or a portion thereof to a transferee or transferees, in accordance with such laws and the Rights Agreement, if applicable, if at some future time you deem it advisable to do so and (iii) that you are an "accredited investor", as defined in Regulation D of the Commission under the Securities Act. The acquisition of such Notes by you at the Closing shall constitute your confirmation of the foregoing representations and warranties. You understand that such Notes are being sold to you in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in section 5.16, each of the Company is relying, to the extent applicable, upon your representations and warranties contained herein.

                (b) You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                        (i) the Source is an "insurance company general account"
                as defined in Section V(e) of Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and, except as you have disclosed to the Company in writing pursuant to this section
                (i), the amount of reserves and liabilities for the general account contract(s) held by or on behalf of any employee benefit plan or group of plans maintained by the same employer or employee organization do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurer; or

                        (ii) the Source is a separate account of an insurance
                company maintained by you in which an employee benefit plan (or its related trust) has an interest, which separate account is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                        (iii) the Source is either (A) an insurance company
                pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this section (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                        (iv) the Source constitutes assets of an "investment
                fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of
                Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and
                (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this section (iv); or

                        (v) the Source is a governmental plan; or

                        (vi) the Source is one or more employee benefit plans,
                or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this section (vi); or

                        (vii) the Source does not include assets of any employee
                benefit plan, other than a plan exempt from the coverage of ERISA. As used in this section 23(b), the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "QPAM Exemption" means PTE 84-14 (issued March 13, 1984).

24.     ASSIGNMENT; RIGHT OF FIRST OFFER.

        24.1 RIGHT OF FIRST OFFER. Subject to the provisions of this section 24, the Notes may not be assigned to any Person that (so long as no Event of Default described in any of Sections 11.1(a), (b), (e), (f), or (g) has occurred) is either (a) a Competitor (provided that this limitation shall be waived with respect to a proposed transferee if the Company determines in its reasonable discretion that such proposed transferee does not then compete with the Company or any entity controlled by the Company) or (b) is not a U.S. Qualified Person at the time of assignment. In other cases, the Company shall have a right of first offer on such assignment as follows:

                (a) First Offer.

                        (i) If the holder proposes to sell or otherwise transfer
                the Notes or any portion thereof it holds at such time (collectively, the "Transfer Interests") to any third party other than an Affiliate of such holder (other than a sale or transfer in connection with a Demand Registration or Piggy-Back Registration under the Rights Agreement), the holder is required to first notify the Company, by delivering to the Company a written notice ("Sale Notice") in accordance with section 20, stating the holder's bona fide intention to sell or otherwise transfer the Transfer Interests. The Company shall have the exclusive right, for a period of thirty (30) days from its receipt of the Sale Notice, to make an offer to purchase the Transfer Interests at a price to be proposed by the Company.

                        (ii) Subject to Section 24.1(c) below, if either (x) the
                Company does not deliver to the holder written notice of an offer to purchase the Transfer Interests ("Purchase Notice") within thirty (30) days after the Company's receipt of the Sale Notice, or (y) the holder has rejected the Company's offer, the holder shall be entitled to sell the Transfer Interests at a price which is no less than ninety percent (90%) of the last price offered by the Company for the Transfer Interests (the "Last Offer Price"), to any third party that is not an Affiliate of the holder at any time during the period of nine (9) months following the date of delivery of the Sale Notice by the holder to the Company, without the obligation to provide any further offers or notices to the Company.

                (b) Second Offer.

                        (i) If the holder proposes to sell or otherwise transfer
                the Transfer Interests to a third party that is not an Affiliate of the holder at a price that is less than ninety percent (90%) of the Last Offer Price (the "Proposed Sale Price"), the holder shall, prior to consummating such sale or transfer of the Transfer Interests to the third party, make an offer to the Company in writing and in accordance with Section 20 (the "Second Sale Notice"), to sell the Transfer Interests to the Company at the Proposed Sale Price.

                        (ii) Subject to Section 24.1(c) below, if the Company
                does not deliver to the holder written notice of acceptance of any offer made pursuant to Section 24.1(b)(i) within thirty (30) days after the Company's receipt of the Second Sale Notice, the Company shall be deemed to have waived its rights to purchase the Transfer Interests, and the holder shall be entitled to sell or otherwise transfer the Transfer Interests at the Proposed Sale Price to such unrelated third party within nine (9) months following the date of delivery of the Sale Notice, without the obligation to provide any further offers or notices to the Company.

                (c) If the holder proposes to sell or otherwise transfer the Transfer Interests to a third party that is not an Affiliate of the holder at any time after the expiry of the nine-month period referenced in Section 24.1(a)(ii) or Section 24.1(b)(ii), as the case may be, then the holder shall again be required to comply with all the obligations and requirements contained in Sections 24.1(a) and 24.1(b).

                (d) Payment of the Purchase Price shall be made in cash in immediately available funds within sixty (60) days after the date (if any) that a purchase price is agreed for the Company's purchase of the Transfer Interests.

        24.2 MINIMUM AMOUNT. The Notes may be assigned in minimum amounts of $2,500,000 and in increments of $500,000 in excess thereof, provided that the Holder may assign the Notes in a smaller minimum amount in connection with the transfer of all of the remaining Notes of such Holder.

        24.3 COMPANY PRO RATA OFFER TO PURCHASE.

                (a) Notwithstanding any provision in this section 24 to the contrary, if the Company proposes to purchase any portion of the Notes of any Holder (the "Selling Holder") pursuant to section 24.1(a) or (b), the Company shall provide to each holder of Notes, at least 20 days prior to the closing of such sale, written notice, in accordance with section 20 herein, of its intention to purchase Notes from the Selling Holder, the aggregate principal amount of Notes proposed to be purchased from the Selling Holder, the price and other material terms under which the sale is proposed to be made and that the holder is entitled to sell a certain principal amount of the Notes then held by the holder to the Company on the terms and conditions contained therein (the "First Offer Notice").

                (b) Upon receipt of the First Offer Notice, the holder shall have the right, exercisable upon written notice in accordance with section 20 herein to the Company (which shall provide such notice to the Selling Holder), sent within twenty (20) days after the holder's receipt of the First Offer Notice (the "Participation Notice"), to sell to the Company an aggregate principal amount of Notes then held by the holder in an amount no greater than:

                      A X B
                          --
                          C

where: A = the aggregate principal amount of Notes to be sold by the Selling
           Holder to the Company (the "First Offer Notes");

where: B = the aggregate principal amount of Notes then held by the holder;

where: C = the total aggregate principal of Notes then outstanding.

Any Notes sold to the Company by the holder pursuant to this section 24.3 shall be sold at the same price and on the same terms and conditions as specified in the First Offer Notice or any modification thereof, but in no event less favorable than the terms and conditions of Notes sold by the Selling Holder. The Participation Notice shall be deemed given and served on the date the Company receives the Participation Notice. Any prepayment of Notes in accordance with this section 24.3 shall not be subject to any Applicable Premium pursuant to
Section 8.1; provided that nothing contained herein shall be deemed to otherwise permit the Company to initiate any discussion with respect to, or solicit, any purchase of the Notes of any holder except in compliance with the terms of section 8 (including, without limitation, payment of any Applicable Premium).

                (c) The Selling Holder and the Company agree that the aggregate principal amount of First Offer Notes that the Selling Holder may sell to the Company in the transaction will be reduced by the aggregate principal amount of Notes necessary to permit the sale of Notes by the other holders pursuant to any Participation Notice delivered in accordance with the provisions of section 24.3(b). The Company agrees it will not purchase and the Selling Holder agrees that it shall not be entitled to sell to the Company any of the First Offer Notes unless the Notes of each holder set forth in the Participation Notice are simultaneously purchased by the Company.

                (d) If the transaction that is the subject of the First Offer Notice delivered by the Company to the holder in accordance with section 24.3(a) herein is terminated then the first Offer Notice and corresponding Participation Noted shall be deemed voided.

The provisions of this section 24.3 are applicable to successive purchases of Notes by the Company under section 24.3(a) and (b) until the Notes are paid in full and no failure on the part of any holder to exercise any right under this section 24.3 shall affect or impair any right of any holder of Notes under this Agreement or any of the other Operative Documents whether upon the occurrence of any other or any subsequent purchase by the Company or otherwise.

25. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of Illinois without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of Illinois and consents to the jurisdiction of the courts of the State of Illinois and the United States District Court for the Northern District of Illinois, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth in section 20 or as otherwise provided under the laws of the State of Illinois. Notwithstanding the foregoing, each of the Company agrees that nothing contained in this section 25 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the State of Illinois. THE COMPANY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26. RULE 144A. The Company will take, or will cause to be taken, such action as any holder of Securities may reasonably request from time to time to facilitate any sale or disposition by any such holder of any Securities without registration under the Securities Act and/or any applicable securities laws within the limitation of the exemptions provided by any rule or regulation thereunder, including, without limitation, Rule 144A under the Securities Act.

27. MISCELLANEOUS. The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding between you and each of the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein and in each of the other Operative Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement or in any of the other Operative Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.


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

28.     CONFIDENTIAL INFORMATION.

                For the purposes of this Section 28, "Confidential Information" means such information delivered to each holder by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such holder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (i) becomes publicly available other than as a result of a breach of this Agreement, (ii) becomes available to any holder on a non-confidential basis from a source other than the Company or its Subsidiaries or (iii) was available to any holder on a non-confidential basis prior to its disclosure to such holder.

                Each holder will use reasonable efforts to maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties delivered to such holder; provided that such holder may deliver or disclose Confidential Information to (i) each holder's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such holder's Notes), (ii) each holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 28, (iii) any other holder, (iv) any Person to which any holder sells or offers to sell its Notes or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 28), (v) any Person from whom any holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 28), (vi) any federal or state regulatory authority having jurisdiction over any holder, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such holder's investment portfolio, (viii) each holder's investors or fund participants in the ordinary course, (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and the other Operative Documents. Each holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 28 as though it were a party to this Agreement.

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                                      -80-

                                                                  [Exhibit 10.4]

                If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement under seal among you and the Company. Please then return one of such counterparts to the Company.

                                          Very truly yours,

                                          ALION SCIENCE AND TECHNOLOGY
                                          CORPORATION

                                          By:/s/ Bahman Atefi
                                             -----------------------------------
                                          Name: Bahman Atefi
                                               ---------------------------------
                                          Title: Chief Executive Officer
                                                --------------------------------

The foregoing Agreement is hereby agreed to as of the date thereof.

IIT RESEARCH INSTITUTE

By: /s/ Lew Collens
   ----------------------------------
Name: Lew Collens
     --------------------------------
Title:
      -------------------------------


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